Index to Oaktree Asset Management Operating Group Combined and Consolidated Financial Statements Report of Independent Auditors (Ernst & Young LLP, Los Angeles, California) 2 Combined and Consolidated Statements of Financial Condition as of December 31, 2025 and 2024 4 Combined and Consolidated Statements of Operations for the Years Ended December 31, 2025, 2024 and 2023 5 Combined and Consolidated Statements of Comprehensive Income for the Years Ended December 31, 2025, 2024 and 2023 6 Combined and Consolidated Statements of Changes in Unitholders’ Capital for the Years Ended December 31, 2025, 2024 and 2023 7 Combined and Consolidated Statements of Cash Flows for the Years Ended December 31, 2025, 2024 and 2023 8 Notes to the Combined and Consolidated Financial Statements 10 1 Exhibit 99.1

Report of Independent Auditors To the Unitholders of Oaktree Asset Management Operating Group Opinion We have audited the combined and consolidated financial statements of Oaktree Capital II, L.P., Oaktree Capital Management, L.P., Oaktree AIF Investments, L.P., Oaktree Capital Management (Cayman), L.P., and Oaktree Investment Holdings, L.P., and their consolidated subsidiaries (collectively, the “Oaktree Asset Management Operating Group” or the “Company” as defined in Note 1), which comprise the combined and consolidated statements of financial condition as of December 31, 2025 and 2024, and the combined and consolidated statements of operations, comprehensive income, changes in unitholders’ capital, and cash flows for each of the three years in the period ended December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2025 in accordance with accounting principles generally accepted in the United States of America. Basis for Opinion We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Responsibilities of Management for the Financial Statements Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error. In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued. Auditor’s Responsibilities for the Audit of the Financial Statements Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements. In performing an audit in accordance with GAAS, we: • Exercise professional judgment and maintain professional skepticism throughout the audit. 2

• Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. • Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed. • Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements. • Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit. /s/ Ernst & Young LLP Los Angeles, California March 2, 2026 3

OAKTREE ASSET MANAGEMENT OPERATING GROUP COMBINED AND CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION AS OF DECEMBER 31 (MILLIONS) 2025 2024 Assets Cash and cash equivalents ................................................................................................. $ 305 $ 302 U.S. Treasury and other securities ..................................................................................... 509 212 Due from affiliates ............................................................................................................. 555 473 Corporate investments ........................................................................................................ 1,861 2,002 Fixed assets ......................................................................................................................... 98 95 Intangible assets .................................................................................................................. 170 181 Other assets ........................................................................................................................ 337 255 Assets of consolidated funds: Cash and cash-equivalents .................................................................................................. 553 476 Investments, at fair value .................................................................................................... 13,092 8,390 Accounts receivable and other assets, net ........................................................................... 199 153 Total assets ........................................................................................................................... $ 17,679 $ 12,539 Liabilities, Non-Controlling Interests and Unitholders’ Capital Liabilities Accrued compensation expense ......................................................................................... $ 1,627 $ 1,485 Accounts payable, accrued expenses and other liabilities ................................................. 338 254 Due to affiliates ................................................................................................................. 297 244 Corporate borrowings ......................................................................................................... 996 995 Liabilities of consolidated funds: Accounts payable, accrued expenses and other liabilities .................................................. 671 447 Borrowings of consolidated funds ...................................................................................... 10,008 7,443 Total liabilities .................................................................................................................... 13,937 10,868 Commitment and contingencies Non-controlling redeemable interests in consolidated funds ........................................ 2,169 157 Unitholders’ capital .......................................................................................................... 1,573 1,514 Total liabilities, non-controlling interests and unitholders’ capital ............................... $ 17,679 $ 12,539 Please see accompanying notes to combined and consolidated financial statements. 4

OAKTREE ASSET MANAGEMENT OPERATING GROUP

COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31 (MILLIONS)	2025	2024	2023
Revenues			
Management fees	**$ 1,156**	$ 1,171	$ 1,091
Incentive fees and carried interest allocation	**506**	393	170
Total revenues	**1,662**	1,564	1,261
Expenses			
Compensation and benefits	**(814)**	(741)	(705)
Performance related compensation	**(292)**	(248)	(150)
General and administrative	**(316)**	(261)	(236)
Consolidated fund expenses	**(31)**	(8)	(9)
Total expenses	**(1,453)**	(1,258)	(1,100)
Other income (loss)			
Interest expense	**(505)**	(613)	(654)
Interest and dividend income	**728**	821	938
Net realized and unrealized loss of consolidated funds	**(18)**	(40)	(145)
Investment income, net	**34**	65	38
Other (expense) income, net	**(12)**	(11)	3
Total other income	**227**	222	180
Income before income taxes	**436**	528	341
Income tax expense	**(22)**	(20)	(16)
Net income	**414**	508	325
Less:			
Net income attributable to non-controlling redeemable interests in consolidated funds	**(81)**	(20)	(5)
Net income attributable to unitholders	**$ 333**	$ 488	$ 320

Please see accompanying notes to combined and consolidated financial statements.

5

OAKTREE ASSET MANAGEMENT OPERATING GROUP COMBINED AND CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME FOR THE YEARS ENDED DECEMBER 31 (MILLIONS) 2025 2024 2023 Net income ............................................................................................................. $ 414 $ 508 $ 325 Comprehensive (loss) income, net of tax: Foreign currency translation ................................................................................ (4) (7) 13 Comprehensive (loss) income, net of tax ............................................................... (4) (7) 13 Total comprehensive income .................................................................................. 410 501 338 Less: Comprehensive income attributable to non-controlling redeemable interests in consolidated funds ............................................................................................... (81) (20) (5) Comprehensive income attributable to unitholders .......................................... $ 329 $ 481 $ 333 Please see accompanying notes to combined and consolidated financial statements. 6

OAKTREE ASSET MANAGEMENT OPERATING GROUP COMBINED AND CONSOLIDATED STATEMENTS OF CHANGES IN UNITHOLDERS’ CAPITAL FOR THE YEARS ENDED (MILLIONS) Unitholders’ Capital Accumulated Other Comprehensive Income (Loss) Total Unitholders’ Capital Balance at December 31, 2022 .. $ 1,252 $ (7) $ 1,245 Contributions ............................... 13 — 13 Distributions ................................ (293) — (293) Net income ................................. 320 — 320 Other comprehensive income ...... — 13 13 Balance at December 31, 2023 .. $ 1,292 $ 6 $ 1,298 Contributions ............................... 25 — 25 Distributions ............................... (290) — (290) Net income .................................. 488 — 488 Other comprehensive loss ........... — (7) (7) Balance at December 31, 2024 .. $ 1,515 $ (1) $ 1,514 Capital contributions ................... 36 — 36 Distributions ................................ (306) — (306) Net income .................................. 333 — 333 Other comprehensive loss ........... — (4) (4) Balance at December 31, 2025 .. $ 1,578 $ (5) $ 1,573 Please see accompanying notes to combined and consolidated financial statements. 7

OAKTREE ASSET MANAGEMENT OPERATING GROUP

COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31 (MILLIONS)	2025	2024	2023
Operating activities			
Net income	**$ 414**	$ 508	$ 325
Adjustments to reconcile net income to net cash from operating activities:			
Non-cash adjustments:			
Carried interest allocation, net of performance related compensation	**(498)**	(347)	(133)
Investment income, net	**(52)**	(68)	(49)
Depreciation and amortization	**33**	22	21
Equity-based compensation	**36**	25	24
Other non-cash item from consolidated funds' investments	**(8)**	16	109
Income distributions from corporate investments in funds and companies	**449**	280	205
Other non-cash items	**1**	1	1
Cash flows due to changes in operating assets and liabilities:			
(Increase) in revenue related receivable	**(65)**	(72)	(48)
(Increase) in working capitals in other assets	**(94)**	(8)	(33)
Increase in net due to affiliates, net	**37**	199	32
Increase in accrued compensation expense	**150**	117	86
Increase in accounts payable, accrued expenses and other liabilities	**93**	(12)	(15)
Cash flows due to changes in operating assets and liabilities of consolidated funds			
(Increase) decrease in accounts receivable and other assets	**(6)**	7	(28)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	**9**	(6)	39
Purchases of securities, net of related payable	**(6,134)**	(3,564)	(4,401)
Proceeds from maturities and sales of securities, net of related receivable	**4,088**	4,092	2,623
Net cash provided (used in) by operating activities	**(1,547)**	1,190	(1,242)
Cash flows from investing activities			
Purchases of U.S. Treasury and other securities	**(525)**	(51)	(354)
Proceeds from maturities and sales of U.S. Treasury and other securities	**228**	116	396
Contribution to corporate investments in funds and companies	**(23)**	(173)	(78)
Distribution from corporate investments in funds and companies	**109**	148	60
Purchases of fixed assets	**(24)**	(9)	(13)
Net cash provided by investing activities	**$ (235)**	$ 31	$ 11

Please see accompanying notes to combined and consolidated financial statements.

8

OAKTREE ASSET MANAGEMENT OPERATING GROUP COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS (CONT’D) FOR THE YEARS ENDED DECEMBER 31 (MILLIONS) 2025 2024 2023 Cash flows from financing activities Distributions to unitholders ....................................................................... $ (306) $ (290) $ (293) Proceeds from issuance of debt obligations, net of issuance costs ............ 175 74 — Repayment of debt obligations .................................................................. (175) (125) — Cash flows from financing activities of consolidated funds Contributions from non-controlling interests ........................................... 566 112 71 Distributions to non-controlling interests ................................................. (442) (114) (134) Proceeds from debt obligations ................................................................. 4,086 3,414 2,412 Repayments on debt obligations ............................................................... (2,092) (4,126) (959) Net cash (used in) provided by financing activities ............................... 1,812 (1,055) 1,097 Net increase (decrease) in cash and cash equivalents ............................... 30 166 (134) Effect of exchange rate changes on cash ................................................... 66 10 (16) (Deconsolidation) consolidation of funds ................................................. (11) (140) 2 Cash and cash equivalents, beginning balance .......................................... 798 762 910 Cash and cash-equivalents, ending balance ........................................... $ 883 $ 798 $ 762 Supplemental cash flow disclosures: Cash paid for interest ................................................................................. $ 395 $ 442 $ 524 Cash paid for income taxes ....................................................................... 18 15 17 Supplemental disclosure of non-cash activities: Net assets related to the initial consolidation of funds .............................. 1,893 — 24 Net assets related to the deconsolidation of funds .................................... 8 477 15 Reconciliation of cash and cash equivalents Cash and cash equivalents – Oaktree ........................................................ 305 302 168 Cash and cash equivalents – Oaktree restricted cash included in other assets .......................................................................................................... 25 20 11 Cash and cash equivalents – Consolidated funds ...................................... 553 476 583 Total cash and cash equivalents ............................................................... $ 883 $ 798 $ 762 Please see accompanying notes to combined and consolidated financial statements. 9

OAKTREE ASSET MANAGEMENT OPERATING GROUP NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS As of and for the years ended December 2025, 2024, and 2023 1. ORGANIZATION AND BASIS OF PRESENTATION Oaktree is a leader among global investment managers specializing in alternative investments. Oaktree emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in credit, equity, and real estate. Funds managed by Oaktree (the “Oaktree funds”) include commingled funds, separate accounts, collateralized loan obligation vehicles (“CLOs”) and business development companies (“BDCs”). Commingled funds include open-end and closed-end limited partnerships in which Oaktree makes an investment and for which it serves as the general partner. CLOs are structured finance vehicles in which Oaktree typically makes an investment and for which it serves as collateral manager. The Oaktree business is conducted through a group of six operating entities collectively referred to as the “Oaktree Operating Group.” The accompanying combined and consolidated financial statements include the five operating entities that represent operations related to Brookfield Asset Management Ltd. (“BAM”). These entities, which are under common control by Oaktree Capital Group Holdings, L.P. (“OCGH”), include Oaktree Capital II, L.P. (“Oaktree Capital II”), Oaktree Capital Management, L.P. (“OCM”), Oaktree AIF Investments, L.P. (“Oaktree AIF”), Oaktree Capital Management (Cayman) L.P. (“OCM Cayman”) and Oaktree Investment Holdings, L.P. (“Oaktree Investment Holdings) and their consolidated subsidiaries (herein collectively referred to as “Oaktree Asset Management Operating Group,” “Oaktree”, or the “Company”). The Company’s current ownership and operational structure through December 31, 2025 were the results of (i) certain mergers with affiliates of Brookfield Corporation (“BN”) completed on September 30, 2019 (“Merger”) and a subsequent restructuring (“Restructuring”) completed on October 1, 2019 in connection with the Merger, and (ii) a subsequent restructuring (“2022 Restructuring”) completed on November 30, 2022 to facilitate the separation of Brookfield’s capital business and asset management business (collectively, the Mergers). See audited consolidated financial statements included in Brookfield Oaktree Holdings, LLC’s (“BOH”) Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission (“SEC”) for more information regarding the Merger and Restructuring. See Item 1.01 of BOH’s Current Report on Form 8-K filed with the SEC on December 6, 2022 for more information about the 2022 Restructuring. The interests in the Oaktree Asset Management Operating Group are referred to as the “Oaktree Asset Management Operating Group units.” An Oaktree Asset Management Operating Group unit is not a separate legal interest but represents one limited partnership interest in each of the Oaktree Asset Management Operating Group entities. As of December 31, 2025, total outstanding Oaktree Asset Management Operating Group units was 160,591,299. OCGH, which is owned by Oaktree’s senior executives, current and former employees, and certain other investors has a direct economic interest in each of the five Oaktree Asset Management Operating Group entities. As of December 31, 2025, BAM owned approximately 74% of the Company and the senior executives of the Company controlled 78% of the total combined voting power. BAM and Brookfield Corporation are collectively referred to as “Brookfield”. Basis of Presentation The accompanying combined and consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The combined and consolidated financial statements include the accounts of the Company, its wholly-owned or majority-owned subsidiaries and entities in which the Company is deemed to have a direct or indirect controlling financial interest based on either a variable interest model or voting interest model. Certain of the Oaktree funds consolidated by the Company are investment companies that follow a specialized basis of accounting established by GAAP. All intercompany transactions and balances have been eliminated in combination and consolidation. Certain prior year amounts in the combined and consolidated financial statements of financial condition and operations have been reclassified for consistency with the current year presentation. These reclassifications related to the combining of accounts previously reported individually and include management fee receivable, incentive income receivable, deferred tax assets, dividend and interest receivable, receivables for securities sold, derivative assets, payables for 10 securities purchased, derivative liabilities, distribution payable, debt obligations of the consolidated funds and debt obligations of CLO, equity-based compensation and depreciation and amortization. These reclassifications have no effect on the previously reported combined and consolidated financial statements. Use of Estimates The preparation of the combined and consolidated financial statements in accordance with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the combined and consolidated financial statements, as well as the reported amounts of income and expenses during the period then ended. Actual results could differ from these estimates. 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Accounting Policies of the Company Consolidation The Company consolidates entities in which it has a direct or indirect controlling financial interest based on either a variable interest model or voting interest model. A limited partnership or similar entity is a variable interest entity (“VIE”) if the unaffiliated limited partners do not have substantive kick-out or participating rights. Most of the Oaktree funds are VIEs because they have not granted unaffiliated limited partners substantive kick-out or participating rights. The Company consolidates those VIEs in which it is the primary beneficiary. An entity is deemed to be the primary beneficiary if it holds a controlling financial interest. A controlling financial interest is defined as (a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE. The consolidation guidance requires an analysis to determine (a) whether an entity in which the Company holds a variable interest is a VIE and (b) whether the Company’s involvement, through holding interests directly or indirectly in the entity or contractually through other variable interests (e.g., management and performance-based fees), would give it a controlling financial interest. A decision maker’s fee arrangement is not considered a variable interest if (a) it is compensation for services provided, commensurate with the level of effort required to provide those services, and part of a compensation arrangement that includes only terms, conditions or amounts that are customarily present in arrangements for similar services negotiated at arm’s length (“at-market”), and (b) the decision maker does not hold any other variable interests that absorb more than an insignificant amount of the potential VIE’s expected residual returns. The Company determines whether it is the primary beneficiary of a VIE at the time it becomes involved with a VIE and reconsiders that conclusion at each reporting date. In evaluating whether the Company is the primary beneficiary, the Company evaluates its economic interests in the entity held either directly by the Company or indirectly through related parties. The consolidation analysis can generally be performed qualitatively; however, if it is not readily apparent that the Company is not the primary beneficiary, a quantitative analysis may also be performed. Investments and redemptions (either by the Company, affiliates of the Company or third parties) or amendments to the governing documents of the respective Oaktree funds could affect an entity’s status as a VIE or the determination of the primary beneficiary. The Company does not consolidate most of the Oaktree funds because it is not the primary beneficiary of those funds due to the fact that its fee arrangements are considered at-market and thus not deemed to be variable interests, and it does not hold any other interests in those funds that are considered to be more than insignificant. Please see note 4 for more information regarding both consolidated and unconsolidated VIEs. For entities that are not VIEs, consolidation is evaluated through a majority voting interest model. “Consolidated funds” refers to Oaktree-managed funds and CLOs that the Company is required to consolidate. When funds or CLOs are consolidated, the Company reflects the assets, liabilities, revenues, expenses and cash flows of the funds or CLOs on a gross basis, and the majority of the economic interests in those funds or CLOs, which are held by third-party investors, are reflected as non-controlling interests in consolidated funds or debt obligations of CLOs in the combined and consolidated financial statements. All of the revenues earned by the Company as investment manager of the consolidated funds are eliminated in consolidation. However, because the eliminated amounts are earned from and funded by third-party investors, the consolidation of a fund does not impact net income or loss attributable to the Company. Certain entities in which the Company has the ability to exert significant influence, including unconsolidated Oaktree funds for which the Company acts as general partner, are accounted for under the equity method of accounting. 11

Non-controlling Redeemable Interests in Consolidated Funds The Company records non-controlling interests to reflect the economic interests of the unaffiliated limited partners. These interests are presented as non-controlling redeemable interests in consolidated funds within the combined and consolidated statements of financial condition, outside of the permanent capital section. Limited partners in open-end and evergreen funds generally have the right to withdraw their capital, subject to the terms of the respective limited partnership agreements, over periods ranging from one month to three years. While limited partners in consolidated closed-end funds generally have not been granted redemption rights, these limited partners do have withdrawal or redemption rights in certain limited circumstances that are beyond the control of the Company, such as instances in which retaining the limited partnership interest could cause the limited partner to violate a law, regulation or rule. The allocation of net income or loss to non-controlling redeemable interests in consolidated funds is based on the relative ownership interests of the unaffiliated limited partners after the consideration of contractual arrangements that govern allocations of income or loss. At the consolidated level, potential incentives are allocated to non-controlling redeemable interests in consolidated funds until such incentives become allocable to the Company under the substantive contractual terms of the limited partnership agreements of the funds. Fair Value of Financial Instruments GAAP establishes a hierarchical disclosure framework that prioritizes the inputs used in measuring financial instruments at fair value into three levels based on their market observability. Market price observability is affected by a number of factors, such as the type of instrument and the characteristics specific to the instrument. Financial instruments with readily available quoted prices from an active market or for which fair value can be measured based on actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment inherent in measuring fair value. Financial assets and liabilities measured and reported at fair value are classified as follows: • Level I – Quoted unadjusted prices for identical instruments in active markets to which the Company has access at the date of measurement. The types of investments in Level I include exchange-traded equities, debt and derivatives with quoted prices. • Level II – Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs are directly or indirectly observable. Level II inputs include interest rates, yield curves, volatilities, prepayment risks, loss severities, credit risks and default rates. The types of investments in Level II generally include corporate bonds and loans, government and agency securities, less liquid and restricted equity investments, over-the-counter traded derivatives, debt obligations of consolidated CLOs, and other investments where the fair value is based on observable inputs. • Level III – Valuations for which one or more significant inputs are unobservable. These inputs reflect the Company’s assessment of the assumptions that market participants use to value the investment based on the best available information. Level III inputs include prices of quoted securities in markets for which there are few transactions, less public information exists or prices vary among brokered market makers. The types of investments in Level III include non-publicly traded equity, debt, real estate and derivatives. In some instances, the inputs used to value an instrument may fall into multiple levels of the fair-value hierarchy. In such instances, the instrument’s level within the fair-value hierarchy is based on the lowest of the three levels (with Level III being the lowest) that is significant to the fair-value measurement. The Company’s assessment of the significance of an input requires judgment and considers factors specific to the instrument. Transfers of assets into or out of each fair value hierarchy level as a result of changes in the observability of the inputs used in measuring fair value are accounted for as of the beginning of the reporting period. Transfers resulting from a specific event, such as a reorganization or restructuring, are accounted for as of the date of the event that caused the transfer. In the absence of observable market prices, the Company values Level III investments inclusive of the Company’s investments in unconsolidated Oaktree funds using valuation methodologies applied on a consistent basis. The quarterly valuation process for Level III investments begins with each portfolio company, property or security being valued by the investment and/or valuation teams. With the exception of open-end funds, all unquoted Level III investment values are reviewed and approved by (i) the Company’s valuation officer, who is independent of the investment teams, (ii) a designated investment professional of each strategy and (iii) for a substantial majority of unquoted Level III holdings as measured by market value, a valuation committee of the respective strategy. For open-end funds, unquoted Level III 12 investment values are reviewed and approved by the Company’s valuation officer. For certain investments, the valuation process also includes a review by independent valuation parties, at least annually, to determine whether the fair values determined by management are reasonable. Results of the valuation process are evaluated each quarter, including an assessment of whether the underlying calculations should be adjusted or recalibrated. In connection with this process, the Company periodically evaluates changes in fair-value measurements for reasonableness, considering items such as industry trends, general economic and market conditions, and factors specific to the investment. Certain assets are valued using prices obtained from pricing vendors or brokers. The Company seeks to obtain prices from at least two pricing vendors for the subject or similar securities. In cases where vendor pricing is not reflective of fair value, a secondary vendor is unavailable, or no vendor pricing is available, a comparison value made up of quotes for the subject or similar securities received from broker dealers may be used. These investments may be classified as Level III because the quoted prices may be indicative in nature for securities that are in an inactive market, may be for similar securities, or may require adjustment for investment-specific factors or restrictions. The Company evaluates the prices obtained from brokers or pricing vendors based on available market information, including trading activity of the subject or similar securities, or by performing a comparable security analysis to ensure that fair values are reasonably estimated. The Company also performs back-testing of valuation information obtained from pricing vendors and brokers against actual prices received in transactions. In addition to ongoing monitoring and back-testing, the Company performs due diligence procedures surrounding pricing vendors to understand their methodology and controls to support their use in the valuation process. Fair Value Option The Company has elected the fair value option for the financial assets and financial liabilities of its consolidated CLOs. The assets and liabilities of CLOs are primarily reflected within the investments, at fair value and within the debt obligations of CLOs line items in the combined and consolidated statements of financial condition. The Company’s accounting for CLO assets is similar to its accounting for its funds with respect to both carrying investments held by CLOs at fair value and the valuation methods used to determine the fair value of those investments. The fair value of CLO liabilities is measured as the fair value of CLO assets less the sum of (a) the fair value of any beneficial interests held by the Company and (b) the carrying value of any beneficial interests that represent compensation for services. Realized gains or losses and changes in the fair value of CLO assets, respectively, are included in net realized and unrealized income (loss) of consolidated funds in the combined and consolidated statements of operations. Interest income of CLOs is included in interest and dividend income, and interest expense and other expenses, respectively, are included in interest expense and consolidated fund expenses in the combined and consolidated statements of operations. Changes in the fair value of a CLO’s financial liabilities in accordance with the CLO measurement guidance are included in net realized and unrealized income (loss) of consolidated funds in the combined and consolidated statements of operations. Please see note 6 for more information. Foreign Currency The assets and liabilities of the Company’s foreign subsidiaries with non-U.S. dollar functional currencies are translated at exchange rates prevailing at the end of each reporting period. The results of foreign operations are translated at the weighted average exchange rate for each reporting period. Translation adjustments are included in other comprehensive income (loss) within the combined and consolidated statements of financial condition until realized. Gains and losses resulting from foreign-currency transactions are included in general and administrative expense. Derivatives and Hedging A derivative is a financial instrument whose value is derived from an underlying financial instrument or index, such as interest rates, equity securities, currencies, commodities or credit spreads. Derivatives include futures, forwards, swaps or option contracts, and other financial instruments with similar characteristics. Derivative contracts often involve future commitments to exchange interest payment streams or currencies based on a notional or contractual amount (e.g., interest-rate swaps, foreign-currency forwards or cross-currency swaps). The Company enters into derivatives as part of its overall risk management strategy or to facilitate its investment management activities. The Company manages its exposure to interest rate and foreign exchange market risks, when deemed appropriate, through the use of derivatives, including foreign currency forward and option contracts, interest-rate and cross currency swaps with financial counterparties. Risks associated with fluctuations in interest rates and foreign- currency exchange rates in the normal course of business are addressed as part of the Company’s overall risk management strategy that may result in the use of derivatives to economically hedge or reduce these exposures. From 13 time to time, the Company may enter into (a) foreign-currency option and forward contracts to reduce earnings and cash- flow volatility associated with changes in foreign-currency exchange rates, and (b) interest-rate swaps to manage all or a portion of the interest-rate risk associated with its variable-rate borrowings. As a result of the use of these or other derivative contracts, the Company is exposed to the risk that counterparties will fail to fulfill their contractual obligations. The Company attempts to mitigate this counterparty risk by entering into derivative contracts only with major financial institutions that have investment-grade credit ratings. Counterparty credit risk is evaluated in determining the fair value of derivatives. The Company recognizes all derivatives as assets or liabilities in its combined and consolidated statements of financial condition at fair value. In connection with its derivative activities, the Company generally enters into agreements subject to enforceable master netting arrangements that allow the Company to offset derivative assets and liabilities in the same currency by specific derivative type or, in the event of default by the counterparty, to offset derivative assets and liabilities with the same counterparty. While these derivatives are eligible to be offset in accordance with applicable accounting guidance, the Company has elected to present derivative assets and liabilities based on gross fair value in its combined and consolidated statements of financial condition. When the Company enters into a derivative contract, it may or may not elect to designate the derivative as a hedging instrument and apply hedge accounting as part of its overall risk management strategy. In other situations, when a derivative does not qualify for hedge accounting or when the derivative and the hedged item are both recorded in current- period earnings and thus deemed to be economic hedges, hedge accounting is not applied. Freestanding derivatives are financial instruments that we enter into as part of our overall risk management strategy but do not utilize hedge accounting. These financial instruments may include foreign-currency exchange contracts, interest-rate swaps and other derivative contracts. Leases The Company determines whether an arrangement contains a lease at inception. A lease is a contract that provides the right to control an identified asset for a period of time in exchange for consideration. For identified leases, the Company determines whether it should be classified as an operating or finance lease. The right-of-use assets and lease liabilities of operating leases are recorded in the combined and consolidated statements of financial condition as part of other assets and accounts payable, accrued expenses and other liabilities. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term and operating lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of-use assets and operating lease liabilities are recognized at the commencement date of the lease and measured based on the present value of lease payments over the lease term. The right-of-use asset amount also includes deferred rent liabilities and lease incentives. The Company’s lease arrangements generally do not provide an implicit rate. As a result, in such situations the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company may also include options to extend or terminate the lease when it is reasonably certain that it will exercise that option in the measurement of its right-of-use assets and liabilities. Lease expense for operating leases is recognized on a straight-line basis over the lease term. The Company has lease agreements with lease and non-lease components, which are generally accounted for separately. Please see note 11 for more information. Cash and Cash equivalents Cash and cash-equivalents include demand deposit accounts, money market funds and other short-term investments with maturities of three months or less at the date of acquisition. At December 31, 2025 and 2024, the Company had cash balances with financial institutions in excess of Federal Deposit Insurance Corporation insured limits. The Company monitors the credit standing of these financial institutions. Restricted cash consists of balances that are not readily available for the Company’s general operating needs, typically due to collateral, escrow, or legal requirements. The Company presents restricted cash in Other Assets. U.S. Treasury and Other Securities U.S. Treasury and other securities include holdings of U.S. Treasury bills, notes and bonds, time deposit securities, commercial paper and investment grade debt securities, including sovereign debt, domestic and international corporate fixed and floating rate debt, structured credit and debt issued or guaranteed by U.S. government-sponsored entities with maturities greater than three months from the date of acquisition. These securities are classified as trading and are recorded at fair value with changes in fair value included in investment income, net. In addition, it included cash related 14 to BN deposits. Please see note 15 for more information. The interest income earned on the U.S. Treasury and other securities is included in the interest and dividend income. Corporate Investments Corporate investments consist of investments in funds, including carried interest, companies in which the Company does not have a controlling financial interest and non-investment grade debt securities. Investments for which the Company is deemed to exert significant influence are accounted for under the equity method of accounting and reflect Oaktree’s ownership interest in each fund or company. In the case of investments for which the Company is not deemed to exert significant influence or control, the fair value option of accounting has been elected. Investment income represents the Company’s pro-rata share of income or loss from these funds or companies, or the change in fair value of the investment, as applicable. When we make an investment that qualifies for the equity method of accounting, there may be a difference in the purchase price of the investment and the proportional interest in the underlying equity in the net assets of the investee — often referred to as a basis difference. The basis difference of $92 million on the Company’s investment in 17Capital Newco Limited is amortized against the Company’s equity earnings included in investment income, net. We amortized $17 million and $24 million of the basis difference for the years ended December 31, 2025 and 2024, respectively. Oaktree’s general partnership interests are generally illiquid. While investments in funds reflect each respective fund’s holdings at fair value, equity-method investments in 17Capital Newco Limited, DoubleLine Capital LP and its affiliates (collectively, “DoubleLine”) and other companies are not adjusted to reflect the fair value of the underlying company. The fair value of the underlying investments in Oaktree funds is based on the Company’s assessment, which takes into account expected cash flows, earnings multiples and/or comparisons to similar market transactions, among other factors. Valuation adjustments reflecting consideration of credit quality, concentration risk, sales restrictions and other liquidity factors are integral to valuing these instruments. Non-investment grade debt securities include domestic and international corporate fixed and floating rating debt and structured credit investments. These securities are classified as trading and are recorded at fair value with changes in fair value included in investment income, net. Revenue Recognition The Company earns management fees, carried interest, and incentive fees from the investment advisory services it provides to its customers. Revenue is recognized when control of the promised services is transferred to customers in an amount that reflects the consideration the Company expects to receive in exchange for those services. The Company typically enters into contracts with investment funds to provide investment management and administrative services. These services are generally capable of being distinct and each is accounted for as separate performance obligations comprised of distinct service periods because the services are performed over time. The Company determined that for accounting purposes, based on certain facts and circumstances specific to each investment fund structure, that either the investment fund or individual investors may be considered the customer with respect to commingled funds, while the individual investors are the customers with respect to separate account and fund-of-one vehicles. In cases where the individual investors are determined to be the customer, placement fees may be capitalized as a cost to acquire a customer contract. Capitalized placement fees are amortized over the life of the customer contract. The Company receives management fees, carried interest, and incentive fees with respect to its investment management services, and it is reimbursed by the funds for expenses incurred or paid on behalf of the funds with respect to its investment advisory services and its administrative services. The Company evaluates whether it is the principal (i.e., report as management fees on a gross basis) or agent (i.e., report as management fees on a net basis) with respect to each performance obligation and associated reimbursement arrangements. The Company has elected to apply the variable consideration exemption for its fee arrangements with its customers. Please see note 3 for more information on revenues. Management Fees Management fees are recognized over the period in which the investment management services are performed because customers simultaneously consume and receive benefits that are satisfied over time. The contractual terms of management fees generally vary by fund structure. For closed-end funds, the management fee rate is generally applied against committed capital, contributed capital, or cost basis during the fund’s investment period and the lesser of aggregate contributed capital or cost basis of assets in the liquidation period. For closed-end funds that pay management fees based on committed capital, Oaktree may elect to delay the start of the fund’s investment period and thus its full management fees, in which case it earns management fees based on contributed capital, until the Company elects to start the fund’s investment period. The Company’s right to receive management fees typically ends after 10 or 11 years from the start of the investment period, even if assets remain in the fund. In the case of CLOs, the management fee is based on 15 the aggregate par value of collateral assets and principal cash, as defined in the applicable CLO indentures, and a portion of the management fees is dependent on the sufficiency of the particular vehicle’s cash flow. For open-end and evergreen funds, the management fee is generally based on the net asset value of the fund. For the BDCs, the management fee is based on gross assets (including assets acquired with leverage), net of cash or net assets. In the case of certain open-end fund accounts, the Company has the potential to earn performance-based fees, typically in reference to a relevant benchmark index or hurdle rate, which are classified as management fees. The Company also earns quarterly incentive fees on the investment income from certain evergreen funds, such as the BDCs and other fund accounts, which are generally recurring in nature and reflected as management fees. The ultimate amount of management fees that will be earned over the life of the contract is subject to a large number and broad range of possible outcomes due to market volatility and other factors outside of Oaktree’s control. As a result, the amount of revenue earned in any given period is generally determined at the end of each reporting period and relates to services performed during that period. Included in this amount is a gross-up for reimbursable costs incurred on behalf of the Oaktree funds in which the Company has determined it is the principal within the principal and agent relationship of the related fund. Such reimbursable costs are presented in compensation and benefits and general and administrative expenses. Incentive fees Incentive fees earned on the performance of certain fund structures are recognized based on the fund’s performance during the period, subject to the achievement of minimum return levels with the respective returns set out in each fund’s investment management agreement. Incentives are typically subject to reversal until the end of a defined performance period, as these fees are affected by changes in the fair value of the assets under management or advisement over such performance period. The Company recognizes incentive fees only when these amounts are realized and no longer subject to significant risk of reversal, which is typically at the end of a defined performance period and/or upon expiration of the associated clawback period (i.e., crystallization). Carried interest allocation Carried interest is earned from those arrangements where the Company has a general partner capital interest and is entitled to a disproportionate allocation of investment income (referred to hereafter as “carried interest”). Each of these general partners is generally entitled to a carried interest that allocates to it 20% of the net profits realized by the limited partners from the fund’s investment subject to the return of contributed capital and a preferred return of typically 8% per annum to the limited partners. The Company accounts for its general partner interests in capital allocation-based arrangements as financial instruments and records equity method income based on the proportionate share of the income of the investment fund, including carried interest, assuming the investment fund was liquidated as of each reporting date pursuant to each investment fund’s governing agreements. Accordingly, carried interest allocations are not deemed to be within the scope of ASC 606 Revenue from Contracts with Customers (ASC 606”). Carried interest is allocated to the general partner based on cumulative fund performance to date, and where applicable, subject to a preferred return to the funds’ limited partners. At the end of each reporting period, the Company calculates the carried interest that would be due to the Company for each investment fund, pursuant to the fund agreements, as if the fair value of the underlying investments were realized as of such date, irrespective of whether such amounts have been realized. The carried interest due from investment funds is recorded under corporate investments on the combined and consolidated statements of financial condition. As the fair value of underlying investments varies between reporting periods, it is necessary to make adjustments to amounts recorded as carried interest to reflect either (a) positive performance resulting in an increase in unrealized carried interest or (b) negative performance that would cause the amount due to the Company to be less than the amount previously recognized, resulting in a negative adjustment to unrealized carried interest. The Company ceases to record negative unrealized carried interest once previously recognized unrealized carried interest for an investment fund have been fully reversed. Unrealized carried interest reverses when carried interest is realized. Revenue related receivable, including management fee receivable and incentive fee receivable are included in due from affiliates on the combined and consolidated statements of financial condition. 16

Compensation and Benefits Compensation and Benefits Compensation and benefits expense reflects all compensation-related items not directly related to incentive fees and carried interest allocation, investment income or equity-based compensation, and includes salaries, bonuses, compensation based on management fees or a definition of profits, employee benefits, payroll taxes, phantom equity awards, and long-term incentive plan. Bonuses are generally accrued over the related service period. Phantom equity awards represent liability-classified awards subject to vesting and remeasurement at the end of each reporting period. The remeasurement is based on changes in the value of OCGH or OEP units, as applicable. Equity-based Compensation Equity-based compensation expense reflects the non-cash charge associated with grants of Converted OCGH units, OCGH units, Oaktree Equity Plan (“OEP” or the “Plan”) units, Oaktree Equity Units (“OEU”), deferred equity units and other performance-based units, and is calculated based on the grant-date fair value of the unit award. Equity-based awards that do not require future service (i.e., awards vested at grant) are expensed immediately. Equity- based awards that require future service are expensed on a straight-line basis over the requisite service period. Cash- settled equity-based awards are classified as liabilities and are remeasured at the end of each reporting period. With respect to forfeitures, the Company made an accounting policy election to account for forfeitures when they occur. Accordingly, no forfeitures have been assumed in the calculation of compensation expense. Equity-based compensation is included in compensation and benefits on the combined and consolidated statements of operations. Performance Related Compensation Performance related compensation expense primarily reflects compensation directly related to carried interest and incentive fees, which generally consists of percentage interests (sometimes referred to as “points”) that the Company grants to its investment professionals associated with the particular fund that generates the incentive fees and carried interest allocation, and secondarily, compensation directly related to investment income. The Company has an obligation to pay a fixed percentage of the carried interest earned from a particular fund to specified investment professionals responsible for the management of the fund. Performance related compensation is recognized in the same period that the related carried interests are recognized. Performance related compensation can be reversed during periods when there is a reversal of carried interest that was previously recognized. Performance related compensation payable represents the amounts payable to professionals who are entitled to a proportionate share of carried interest in one or more funds. The liability is calculated based upon the change to realize and unrealized carried interest but not payable until the carried interest itself is realized. Performance related compensation payable is included in accrued compensation expense on the combined and consolidated statements of financial condition. Fixed Assets Fixed assets consist of furniture and equipment, capitalized software, office leasehold improvements and a company- owned aircraft and are amortized over their estimated useful lives. Depreciation and Amortization Depreciation and amortization expense includes costs associated with the purchase of furniture and equipment, capitalized software, office leasehold improvements, corporate aircraft and acquired intangibles. Furniture and equipment and capitalized software costs are depreciated using the straight-line method over the estimated useful life of the asset, generally three to five years beginning in the first full month after the asset is placed in service. Leasehold improvements are amortized using the straight-line method over the shorter of the respective estimated useful life or the lease term. The corporate aircraft is depreciated using the straight-line method over its estimated useful life of twenty years. Acquired intangibles primarily relate to contractual rights and are amortized over their estimated useful lives on a straight-line basis, which range from seven to 25 years. Depreciation and amortization expense is included in general and administrative expenses. 17

Goodwill and Intangibles Goodwill represents the excess of cost over the fair value of identifiable net assets of acquired businesses. Goodwill has an indefinite useful life and is not amortized, but instead is tested for impairment annually in the fourth quarter of each fiscal year, or more frequently when events or circumstances indicate that impairment may have occurred. The Company’s acquired identifiable intangible assets primarily relate to contractual rights to earn future management fees and incentive fee. Finite-lived intangible assets are amortized over their estimated useful lives, which range from seven to 25 years, and are reviewed for impairment whenever events or circumstances indicate that the carrying amount of the asset may not be recoverable. Other (Expense) Income, Net Other (expense) income, net represents non-operating income or expense items. Income Taxes The five limited partnerships of the Company are treated as partnerships for tax purposes, with the tax effects of its activities flowing through to the income tax returns of its unitholders. Consequently, no provision for income taxes is made except for non-U.S. and state and local income taxes incurred directly by the Company. The Company recorded tax expense of $22 million, $20 million and $16 million for the years ended December 31, 2025, 2024 and 2023, respectively. Oaktree analyzes its tax filing positions for all open tax years in all of the non-U.S. and state and local tax jurisdictions where it is required to file income tax returns. If the Company determines that uncertainties in tax positions exist, a reserve is established. Oaktree recognizes accrued interest and penalties related to uncertain tax positions within income tax expense in the combined and consolidated statements of operations. As of December 31, 2025 and 2024, there is an income tax reserve balance of $7 million and $3 million. When assessing the realizability of deferred tax assets, the Company considers whether it is probable that some or all of the deferred tax assets will not be realized. In determining whether the deferred tax assets are realizable, the Company considers the period of expiration of the tax asset, historical and projected taxable income, and tax liabilities for the tax jurisdiction in which the tax asset is located. The deferred tax asset recognized by the Company, as it relates to the higher tax basis in the carrying value of certain assets compared to the book basis of those assets, will be recognized in future years by these taxable entities. Deferred tax assets are based on the amount of the tax benefit that the Company’s management has determined is more likely than not to be realized in future periods. In determining the realizability of this tax benefit, management considered numerous factors that will give rise to pre-tax income in future periods. Among these are the historical and expected future book and tax basis pre-tax income of the Company and unrealized gains in the Company’s assets at the determination date. Based on these and other factors, the Company determined that, as of December 31, 2025, all deferred tax assets were more likely than not to be realized in future periods. The Company files its tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal, state, local and non-U.S. tax regulators. With limited exceptions, the Company is no longer subject to income tax audits by taxing authorities for the years before 2022. Although the outcome of tax audits is always uncertain, the Company does not believe the outcome of any current audit will have a material adverse effect on the Company’s consolidated and combined financial statements. Tax authorities currently are examining certain income tax returns of Oaktree, with a portion of these examinations at an advanced stage. Over the next four quarters through December 31, 2026, the Company believes that it is possible that one outcome of these current examinations may be the settlement of up to approximately $13 million of previously accrued income taxes. The Company believes that it has adequately provided for any reasonably foreseeable outcomes related to its tax examinations and that any settlements related thereto will not have a material adverse effect on the Company’s financial position or results of operations; however, there can be no assurances as to the ultimate outcomes. Tax laws are complex and subject to different interpretations by the taxpayer and respective governmental taxing authorities. Significant judgment is required in determining tax expense and in evaluating tax positions, including evaluating uncertainties. The Company reviews its tax positions quarterly and adjusts its tax balances as new information becomes available. 18

The Oaktree funds are generally not subject to U.S. federal and state income taxes and, consequently, no income tax provision has been made in the accompanying combined and consolidated financial statements because individual partners are responsible for their proportionate share of the taxable income. Comprehensive (Loss) Income, Net of Tax Comprehensive (loss) income, net of tax consists of net income (loss) and other gains and losses affecting unitholders’ capital that are excluded from net income (loss). Other gains and losses result from foreign-currency translation adjustments, net of tax. Accounting Policies of Consolidated Funds Investment Transactions and Income Recognition The consolidated funds record investment transactions at cost on trade date for publicly-traded securities or when they have an enforceable right to acquire the security, which is generally on the closing date if not publicly traded. Realized gains and losses on investments are recorded on a specific-identification basis. The consolidated funds record dividend income on the ex-dividend date and interest income on an accrual basis, unless the related investment is in default or if collection of the income is otherwise considered doubtful. The consolidated funds may hold investments that provide for interest payable in-kind rather than in cash, in which case the related income is recorded at its estimated net realizable amount. Income Taxes The consolidated funds may invest in operating entities that are treated as partnerships for U.S. federal income tax purposes which may give rise to unrelated business taxable income or income effectively connected with a U.S. trade or business. In such situations, the consolidated funds permit certain investors to elect to participate in these investments through a “blocker structure” using entities that are treated as corporations for U.S. federal income tax purposes and are generally subject to U.S. federal, state and local taxes. The consolidated funds withhold blocker expenses and tax payments from electing limited partners, which are treated as deemed distributions to such limited partners pursuant to the terms of the respective limited partnership agreement. Foreign Currency Investments denominated in non-U.S. currencies are recorded in the combined and consolidated financial statements after translation into U.S. dollars utilizing rates of exchange on the last business day of the period. Interest and dividend income is recorded net of foreign withholding taxes and calculated using the exchange rate in effect when the income is recognized. The effect of changes in exchange rates on assets and liabilities, income, and realized gains or losses is included as part of net realized and unrealized income (loss) of consolidated funds in the combined and consolidated statements of operations. Cash and Cash-equivalents Cash and cash-equivalents held at the consolidated funds represent cash that, although not legally restricted, is not available to support the general liquidity needs of the Company as the use of such amounts is generally limited to the investment activities of the consolidated funds. Cash-equivalents, a Level I valuation, include highly liquid investments such as money market funds, whose carrying value approximates fair value due to its short-term nature. Accounts Receivable and Other Assets, Net Receivables for investments sold by the consolidated funds are recorded at net realizable value. Changes in net realizable value are reflected within net realized and unrealized income (loss) of consolidated funds in the combined and consolidated statements of operations. Investments, at Fair Value The consolidated funds include investment limited partnerships and CLOs that reflect their investments, including majority-owned and controlled investments, at fair value. The Company has retained the specialized investment company accounting guidance for investment limited partnerships with respect to consolidated investments and has elected the fair value option for the financial assets of CLOs. Thus, the consolidated investments are reflected in the combined and consolidated statements of financial condition at fair value, with unrealized gains and losses resulting from changes in fair value reflected as a component of net realized and unrealized income (loss) of consolidated funds in the combined and consolidated statements of operations. Fair value is the amount that would be received to sell an asset or 19 paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e., the exit price). Non-publicly traded debt and equity securities and other securities or instruments for which reliable market quotations are not available are valued by management using valuation methodologies applied on a consistent basis. These securities may initially be valued at the acquisition price as the best indicator of fair value. The Company reviews the significant unobservable inputs, valuations of comparable investments and other similar transactions for investments valued at acquisition price to determine whether another valuation methodology should be utilized. Subsequent valuations will depend on the facts and circumstances known as of the valuation date and the application of valuation methodologies as further described below under “—Non-publicly Traded Equity and Real Estate Investments.” The fair value may also be based on a pending transaction expected to close after the valuation date. Exchange-traded Investments Securities listed on one or more national securities exchanges are valued at their last reported sales price on the date of valuation. If no sale occurred on the valuation date, the security is valued at the mean of the last “bid” and “ask” prices on the valuation date. Securities that are not readily marketable due to legal restrictions that may limit or restrict transferability are generally valued at a discount from quoted market prices. The discount would reflect the amount market participants would require due to the risk relating to the inability to access a public market for the security for the specified period and would vary depending on the nature and duration of the restriction and the perceived risk and volatility of the underlying securities. Securities with longer duration restrictions or higher volatility are generally valued at a higher discount. Such discounts are generally estimated based on put option models or an analysis of market studies. Instances where the Company has applied discounts to quoted prices of restricted listed securities have been infrequent. The impact of such discounts is not material to the Company’s combined and consolidated statements of financial condition and results of operations for all periods presented. Credit-oriented Investments (including Real Estate Loan Portfolios) Investments in corporate and government debt which are not listed or admitted to trading on any securities exchange are valued at the mean of the last bid and ask prices on the valuation date based on quotations supplied by recognized quotation services or by reputable broker-dealers. The market-yield approach is considered in the valuation of non-publicly traded debt securities, utilizing expected future cash flows and discounted using estimated current market rates. Discounted cash-flow calculations may be adjusted to reflect current market conditions and/or the perceived credit risk of the borrower. Consideration is also given to a borrower’s ability to meet principal and interest obligations; this may include an evaluation of collateral and/or the underlying value of the borrower utilizing techniques described below under “—Non-publicly Traded Equity and Real Estate Investments.” Non-publicly Traded Equity and Real Estate Investments The fair value of equity and real estate investments is determined using a cost, market or income approach. The cost approach is based on the current cost of reproducing a real estate investment less deterioration and functional and economic obsolescence. The market approach utilizes valuations of comparable public companies and transactions, and generally seeks to establish the enterprise value of the portfolio company or investment property using a market-multiple methodology. This approach takes into account the financial measure (such as EBITDA, adjusted EBITDA, free cash flow, net operating income, net income, book value or net asset value) believed to be most relevant for the given company or investment property. Consideration also may be given to factors such as acquisition price of the security or investment property, historical and projected operational and financial results for the portfolio company, the strengths and weaknesses of the portfolio company or investment property relative to its comparable companies or properties, industry trends, general economic and market conditions, and others deemed relevant. The income approach is typically a discounted cash-flow method that incorporates expected timing and level of cash flows. It incorporates assumptions in determining growth rates, income and expense projections, discount and capitalization rates, capital structure, terminal values, and other factors. The applicability and weight assigned to market and income approaches are determined based on the availability of reliable projections and comparable companies and transactions. The valuation of securities may be impacted by expectations of investors’ receptiveness to a public offering of the securities, the size of the holding of the securities and any associated control, information with respect to transactions or 20 offers for the securities (including the transaction pursuant to which the investment was made and the elapsed time from the date of the investment to the valuation date), and applicable restrictions on the transferability of the securities. These valuation methodologies involve a significant degree of management judgment. Accordingly, valuations by the Company do not necessarily represent the amounts that eventually may be realized from sales or other dispositions of investments. Fair values may differ from the values that would have been used had a ready market for the investment existed, and the differences could be material to the combined and consolidated financial statements. Securities Sold Short Securities sold short represent obligations of the consolidated funds to make a future delivery of a specific security and, correspondingly, create an obligation to purchase the security at prevailing market prices (or deliver the security, if owned by the consolidated funds) as of the delivery date. As a result, these short sales create the risk that the funds’ obligations to satisfy the delivery requirement may exceed the amount recorded in the accompanying combined and consolidated statements of financial condition. Securities sold short are recorded at fair value, with the resulting change in value reflected as a component of net realized and unrealized income (loss) of consolidated funds in the combined and consolidated statements of operations. When the securities are delivered, any gain or loss is included in net realized and unrealized income (loss) of consolidated funds. The funds maintain cash deposits with prime brokers in order to cover their obligations on short sales. These amounts are included in other assets in the combined and consolidated statements of financial condition. Options The purchase price of a call option or a put option is recorded as an investment, which is carried at fair value. If a purchased option expires, a loss in the amount of the cost of the option is realized. When there is a closing sale transaction, a gain or loss is realized if the proceeds are greater or less than, respectively, the cost of the option. When a call option is exercised, the cost of the security purchased upon exercise is increased by the premium originally paid. When a consolidated fund writes an option, the premium received is recorded as a liability and is subsequently adjusted to the current fair value of the option written. If a written option expires, a gain is realized in the amount of the premium received. The difference between the premium and the amount paid on effecting a closing purchase transaction, including brokerage commissions, is also treated as a realized gain or loss. The writer of an option bears the market risk of an unfavorable change in the price of the security underlying the written option. Options written are included in accounts payable, accrued expenses and other liabilities in the combined and consolidated statements of financial condition. Total-return Swaps A total-return swap is an agreement to exchange cash flows based on an underlying asset. Pursuant to these agreements, a fund may deposit collateral with the counterparty and may pay a swap fee equal to a fixed percentage of the value of the underlying security (notional amount). A fund earns interest on cash collateral held on account with the counterparty and may be required to deposit additional collateral equal to the unrealized appreciation or depreciation on the underlying asset. Changes in the value of the swaps, which are recorded as unrealized gains or losses, are based on changes in the underlying value of the security. All amounts exchanged with the swap counterparty representing capital appreciation or depreciation, dividend income and expense, items of interest income on short proceeds, borrowing costs on short sales, and commissions are recorded as realized gains or losses. Dividend income and expense on the underlying assets are accrued as unrealized gains or losses on the ex-date. Due From Brokers Due from brokers represents cash owned by the consolidated funds and cash collateral on deposit with brokers and counterparties that are used as collateral for the consolidated funds’ securities and swaps. Due from brokers is included in other assets on the combined and consolidated statements of financial condition. Transfers of Financial Assets Transfers of financial assets are accounted for as sales when (i) the transferred asset has been legally isolated from the transferor; (ii) the transferee has the right to pledge or exchange the transferred asset; and (iii) the Company does not maintain effective control over the transferred asset. If the criteria for sale accounting are met, the transferred asset is derecognized and a gain or loss is recognized upon sale, taking into account any retained interests. Transfers of financial 21 assets that do not meet the criteria for sales are accounted for as financing transactions, with the proceeds received classified as secured borrowings. Risks and Uncertainties Certain consolidated funds invest primarily in the securities of entities that are undergoing, or are considered likely to undergo, reorganization, debt restructuring, liquidation or other extraordinary transactions. Investments in such entities are considered speculative and involve substantial risk of principal loss. Certain of the consolidated funds’ investments may also consist of securities that are thinly traded, securities and other assets for which no market exists, and securities which are restricted as to their transferability. Additionally, investments are subject to concentration and industry risks, reflecting numerous factors, including political, regulatory or economic issues that could cause the investments and their markets to be relatively illiquid and their prices relatively volatile. Investments denominated in non-U.S. currencies or involving non-U.S. domiciled entities are subject to risks and special considerations not typically associated with U.S. investments. Such risks may include, but are not limited to, investment and repatriation restrictions; currency exchange- rate fluctuations; adverse political, social and economic developments; less liquidity; smaller capital markets; and certain local tax law considerations. Credit risk is the potential loss that may be incurred from the failure of a counterparty or an issuer to make payments according to the terms of a contract. Some consolidated funds are subject to additional credit risk due to strategies of investing in debt of financially distressed issuers or derivatives, as well as involvement in privately-negotiated structured notes and structured-credit transactions. Counterparties include custodian banks, major brokerage houses and their affiliates. The Company monitors the creditworthiness of the financial institutions with which it conducts business. Bank debt has exposure to certain types of risk, including interest rate, market, and the potential non-payment of principal and interest as a result of default or bankruptcy of the issuer. Loans are generally subject to prepayment risk, which will affect the maturity of such loans. The consolidated funds may enter into bank debt participation agreements through contractual relationships with a third-party intermediary, causing the consolidated funds to assume the credit risk of both the borrower and the intermediary. Certain consolidated funds may invest in real property and real estate-related investments, including commercial mortgage-backed securities (“CMBS”) and real estate loans, that entail substantial inherent risks. There can be no assurance that such investments will increase in value or that significant losses will not be incurred. CMBS are subject to a number of risks, including credit, interest rate, prepayment and market. These risks can be affected by a number of factors, including general economic conditions, particularly those in the area where the related mortgaged properties are located, the level of the borrowers’ equity in the mortgaged properties, and the relative timing and rate of delinquencies and prepayments of mortgage loans bearing a higher rate of interest. Real estate loans include residential or commercial loans that are non-performing at the time of their acquisition or that become non-performing following their acquisition. Non-performing real estate loans may require a substantial amount of workout negotiations or restructuring, which may entail, among other things, a substantial reduction in the interest rate and/or write-down of the principal balance. Moreover, foreclosure on collateral securing one or more real estate loans held by the consolidated funds may be necessary, which may be lengthy and expensive. Residential loans are typically subject to risks associated with the value of the underlying properties, which may be affected by a number of factors including general economic conditions, mortgage qualification standards, local market conditions such as employment levels, the supply of homes, and the safety, convenience and attractiveness of the properties and neighborhoods. Commercial loans are typically subject to risks associated with the ability of the borrower to repay, which may be impacted by general economic conditions, as well as borrower-specific factors including the quality of management, the ability to generate sufficient income to make scheduled principal and interest payments, or the ability to obtain alternative financing to repay the loan. Certain consolidated funds hold over-the-counter derivatives that may allow counterparties to terminate derivative contracts prior to maturity under certain circumstances, thereby resulting in an accelerated payment of any net liability owed to the counterparty. 22

Contract Balances The Company received management fees monthly or quarterly in accordance with its contracts with customers. Incentive fees are received generally after all contributed capital and the preferred return on that capital have been distributed to the fund’s investors. Contract assets relate to the Company’s conditional right to receive payment for its performance completed under the contract. Receivables are recorded when the right to consideration becomes unconditional (i.e., only requires the passage of time). Contract liabilities (i.e., deferred revenues) relate to payments received in advance of performance under the contract. Contract liabilities are recognized as revenues when the Company provides investment management services. In cases where the limited partners are deemed to be the customers, placement fees are capitalized as a cost to obtain a contract and amortized over the life of the contract. Recent Accounting Developments In December 2023, the FASB issued ASU 2023-09, Improvements to Income Tax Disclosures, which enhances existing annual income tax disclosures, primarily disaggregation of: (i) effective tax rate reconciliation using both percentages and amounts into specific categories, with further disaggregation by nature and/or jurisdiction of certain categories that meet the threshold of 5% of expected tax; and (ii) income taxes paid (net of refunds received) between federal, state/local and foreign, with further disaggregation by jurisdiction if 5% or more of total income taxes paid (net of refunds received). The ASU also eliminates existing disclosures related to: (a) reasonably possible significant changes in total amount of unrecognized tax benefits within 12 months of reporting date; and (b) cumulative amount of each type of temporary difference for which deferred tax liability has not been recognized (due to exception to recognizing deferred taxes related to subsidiaries and corporate joint ventures). This ASU is effective January 1, 2026, with early adoption permitted in the interim or annual periods. Transition is prospective with the option to apply retrospective application. The Company will adopt the ASU on a prospective basis and does not expect this new guidance to have a material impact on its annual income tax disclosures. 23

3. REVENUES

The Company provides investment management services to funds and separate accounts. The Company earns revenues from the management fees, incentive fees, and carried interest allocations generated by the funds that it manages. Revenues are affected by economic factors related to the asset class composition of the holdings and the contractual terms such as the basis for calculating the management fees and investors' ability to redeem. Revenues by fund structure are set forth below.

	Year Ended December 31		
	2025	2024	2023
Management Fees			
Closed-end	**$ 766**	$ 788	$ 738
Open-end	**179**	160	147
Evergreen	**211**	223	206
Total	**$ 1,156**	$ 1,171	$ 1,091
Incentive fees and carried interest allocations			
Incentive fees	**$ 15**	$ 22	$ 11
Carried interest allocations	**491**	371	159
Total	**$ 506**	$ 393	$ 170

Capitalized placement fees associated with the acquisition of customer contracts of $51 million and $51 million, as of December 31, 2025 and 2024, respectively, are included in other assets. For the years ended December 31, 2025, 2024, and 2023, amortization of capitalized placement fees were $12 million, $11 million, and $7 million, respectively.

The table below sets forth contract balances for the periods indicated:

	As of December 31	
	2025	2024
Receivables	**$ 30**	$ 118
Contract assets (1)	**255**	190
Contract liabilities (2)	**(25)**	(37)

(1) The changes in the balances primarily relate to accruals, net of payments received.

(2) Revenue recognized for the year ended December 31, 2025 and 2024 from amounts included in the contract liability balance were $41 million and $6 million, respectively.

4. VARIABLE INTEREST ENTITIES

The Company consolidates VIEs for which it is the primary beneficiary. VIEs include funds managed by Oaktree and CLOs for which Oaktree acts as collateral manager. The purpose of these VIEs is to provide investment opportunities for investors in exchange for management fees and, in certain cases, performance-based fees. While the investment strategies of the funds and CLOs differ by product, in general the fundamental risks of the funds and CLOs have similar characteristics, including loss of invested capital and reduction or absence of management and performance-based fees. As general partner or collateral manager, respectively, Oaktree generally considers itself the sponsor of the applicable fund or CLO. The Company does not provide performance guarantees and, other than capital commitments, has no financial obligation to provide funding to VIEs.

24

Consolidated VIEs

As of December 31, 2025, the Company consolidated 30 VIEs for which it was the primary beneficiary, including 9 funds managed by Oaktree and 21 CLOs for which Oaktree served as collateral manager. As of December 31, 2024, the Company consolidated 25 VIEs, including 7 funds managed by Oaktree and 18 CLOs for which Oaktree served as collateral manager.

As of December 31, 2025, the assets and liabilities of the 30 consolidated VIEs representing funds and CLOs amounted to $14 billion and $11 billion, respectively. As of December 31, 2024, the assets and liabilities of the 25 consolidated VIEs representing funds and CLOs amounted to $9 billion and $8 billion, respectively. The assets of these consolidated VIEs primarily consisted of investments in debt and equity securities, while their liabilities primarily represented debt obligations issued by CLOs. The assets of these VIEs may be used only to settle obligations of the same VIE. In addition, there is no recourse to the Company for the VIEs' liabilities. In exchange for managing either the funds or CLOs collateral, the Company typically earns management fees and may earn performance fees, all of which are eliminated in consolidation. As of December 31, 2025 and 2024, the Company's investments in consolidated VIEs had a carrying value of $1 billion, and $1 billion, respectively, which represented its maximum risk of loss as of that date. The Company's investments in CLOs are generally subordinated to other interests in the CLOs and entitle the Company to receive a pro-rata portion of the residual cash flows, if any, from the CLOs. Please see note 10 for more information on CLO debt obligations.

Unconsolidated VIEs

The Company holds variable interests in certain VIEs in the form of direct equity interests that are not consolidated because it is not the primary beneficiary, inasmuch as its fee arrangements are considered at-market and it does not hold interests in those entities that are considered more than insignificant.

The carrying value of the Company's investments in VIEs that were not consolidated are shown below.

	As of December 31	
	2025	**2024**
Corporate investments	**$ 1,732**	$ 1,816
Due from affiliates	**460**	400
Due to affiliates	**(8)**	(7)
Maximum exposure to loss	**$ 2,184**	$ 2,209

5. INVESTMENTS

Corporate Investments

Corporate investments consisted of the following:

	As of December 31	
Corporate Investments	**2025**	2024
Equity-method investments:		
Funds	**$ 532**	$ 720
Companies	**138**	162
Other investments, at fair value	**42**	41
Accrued carried interest allocations	**1,149**	1,079
Total corporate investments	**$ 1,861**	$ 2,002

25

The components of investment income are set forth below: Year Ended December 31 Investment Income 2025 2024 2023 Equity-method investments: Funds ........................................................................................................ $ 11 $ 46 $ 23 Companies ................................................................................................ 23 19 15 Total investment income .............................................................................. $ 34 $ 65 $ 38 Year Ended December 31 Other (Expense) Income 2025 2024 2023 Other investments, at fair value ................................................................ $ 18 $ 3 $ 10 Total Other (Expense) Income ..................................................................... $ 18 $ 3 $ 10 Equity-method Investments The Company’s equity-method investments include its investments in Oaktree funds for which it serves as general partner, and other third-party funds and companies that are not consolidated, but for which the Company is deemed to exert significant influence. The Company’s share of income or loss generated by these investments is recorded within investment income in the combined and consolidated statements of operations. The Company’s equity-method investments in Oaktree funds principally reflect the Company’s general partner interests in those funds, which typically does not exceed 2.5% in each fund. The Oaktree funds are investment companies that follow a specialized basis of accounting established by GAAP. Other Investments, at Fair Value Other investments, at fair value primarily consist of: (a) investments in certain Oaktree and non-Oaktree funds, (b) non- investment grade debt securities, and (c) derivatives utilized to hedge the Company’s exposure to investment income earned from its funds. 26

Investments of Consolidated Funds Investments, at Fair Value Investments held and securities sold short by the consolidated funds are summarized below: Fair Value as of December 31 Investments of Consolidated Funds as of December 31 Investments 2025 2024 2025 2024 United States: Debt securities: Communication services ............................................................. $ 329 $ 293 2.5% 3.5 % Consumer discretionary ............................................................... 430 376 3.3 4.5 Health care ................................................................................... 581 500 4.4 6.0 Industrials .................................................................................... 727 656 5.6 7.8 Information technology ............................................................... 561 623 4.3 7.4 Other (Less than 5%) ................................................................... 1,513 1,117 11.6 13.3 Total debt securities (cost: $4,373 and $3,775 as of December 31, 2025 and 2024, respectively) ............................... $ 4,141 $ 3,565 31.6% 42.5 % Equity securities (cost: $101 and $61 as of December 31, 2025 and 2024, respectively) ............................................................... $ 83 $ 33 0.6% 0.4 % Real estate securities (cost: $2,362 and $24 as of December 31, 2025 and 2024, respectively) ...................................................... 2,336 — 17.8% — 27

Investments	Fair Value as of December 31 2025	Fair Value as of December 31 2024	Investments of Consolidated Funds as of December 31 2025	Investments of Consolidated Funds as of December 31 2024
Europe:				
Debt securities:				
Communication services	**$ 663**	$ 636	**5.1 %**	7.7 %
Consumer discretionary	**935**	820	**7.1**	9.8
Health care	**1,176**	891	**9.0**	10.6
Industrials	**1,250**	908	**9.5**	10.8
Materials	**785**	571	**6.0**	6.8
Other (Less than 5%)	**1,630**	929	**12.5**	11.0
Total debt securities (cost: $6,587 and $4,813 as of December 31, 2025 and 2024, respectively)	**$ 6,439**	$ 4,755	**49.2 %**	56.7 %
Equity securities (cost: $51 and $5 as of December 31, 2025 and 2024, respectively)	**54**	6	**0.4**	0.1
Asia and other:				
Debt securities (cost: $40 and $33 as of December 31, 2025 and 2024, respectively)	**29**	23	**0.2**	0.3
Equity securities (cost: $8 and $7 as of December 31, 2025 and 2024, respectively)	**10**	8	**0.2**	—
Total debt securities	**10,609**	8,343	**81.0**	99.4
Total equity securities	**147**	47	**1.2**	0.6
Total real estate	**2,336**	—	**17.8**	0.0
Total investments, at fair value	**$ 13,092**	$ 8,390	**100.0 %**	100.0 %

As of December 31, 2025, the following issuers or investments had a fair value that exceeded 5% of Oaktree's total consolidated net assets.

Investments	Principal Amount	Combined Fair Value
Cortland III Davis Portfolio	**$ 169**	**$ 302**
Main Street Flats	**235**	**236**
	$ 404	**$ 538**

As of December 31, 2024, the following issuers or investments had a fair value that exceeded 5% of Oaktree's total consolidated net assets.

Investments	Number of Shares (000s)	Combined Fair Value
Ineos Styrolution Holding GmbH	83	$ 88
Lorca Aggregator Ltd	82	85
Establishment Labs Holdings Inc	84	85
	249	$ 258

28

Net Gains (Losses) From Investment Activities of Consolidated Funds

Net gains (losses) from investment activities of consolidated funds in the consolidated statements of operations consist primarily of realized and unrealized gains and losses on the consolidated funds' investments (including foreign exchange gains and losses attributable to foreign-denominated investments and related activities) and other financial instruments. Unrealized gains or losses result from changes in the fair value of these investments and other financial instruments. Upon disposition of an investment, unrealized gains or losses are reversed and an offsetting realized gain or loss is recognized in the current period.

The following table summarizes net gains (losses) from investment activities:

	Year Ended December 31					
	2025		2024		2023	
	Net Realized (Loss) on Investments	**Net Change in Unrealized Appreciation (Depreciation) on Investments**	**Net Realized (Loss) on Investments**	**Net Change in Unrealized Appreciation (Depreciation) on Investments**	**Net Realized (Loss) on Investments**	**Net Change in Unrealized Appreciation (Depreciation) on Investments**
Investments and other financial instruments	**$ (59)**	**$ 95**	$ (4)	$ (2)	$ (20)	$ 4
CLO liabilities (1)	**(17)**	**(27)**	(47)	2	(24)	(105)
Foreign-currency forward contracts (2)	**(1)**	**(10)**	—	11	—	—
Total-return and interest-rate swaps (2)	**(2)**	**3**	—	—	—	—
Options and futures (2)	**—**	**—**	(1)	—	—	—
Total	**$ (79)**	**$ 61**	$ (52)	$ 11	$ (44)	$ (101)

(1) Represents the net change in the fair value of CLO liabilities based on the more observable fair value of CLO assets, as measured under the CLO measurement guidance. Please see note 2 for more information.

(2) Please see note 7 for additional information.

29

6. FAIR VALUE Fair Value of Financial Assets and Liabilities The short-term nature of cash and cash-equivalents, receivables and accounts payable causes each of their carrying values to approximate fair value. The fair value of short-term investments included in cash and cash-equivalents is a Level I valuation. The Company’s other financial assets and financial liabilities by fair-value hierarchy level are set forth below. Please see notes 10 and 15 for the fair value of the Company’s outstanding debt obligations and amounts due from/to affiliates, respectively. As of December 31, 2025 As of December 31, 2024 Level I Level II Level III Total Level I Level II Level III Total Assets U.S. Treasury and other securities (1) .................. $ 250 $ 259 $ — $ 509 $ — $ 211 $ 1 $ 212 Corporate investments ...... — 41 1 42 1 40 — 41 Foreign-currency forward contracts included in other assets .................... — 6 — 6 — 5 — 5 Total assets ...................... $ 250 $ 306 $ 1 $ 557 $ 1 $ 256 $ 1 $ 258 Liabilities Foreign-currency forward contracts included in other liabilities ............. $ — $ (3) $ — $ (3) $ — $ (4) $ — $ (4) Total liabilities ................ $ — $ (3) $ — $ (3) $ — $ (4) $ — $ (4) (1) For U.S. Treasury and other securities the carrying value approximates fair value due to their short-term nature. 30

Fair Value of Financial Instruments Held By Consolidated Funds

The short-term nature of cash and cash-equivalents held at the consolidated funds causes their carrying value to approximate fair value. The fair value of cash-equivalents is a Level I valuation. Derivatives may relate to a mix of Level I, II or III investments, and therefore their fair-value hierarchy level may not correspond to the fair-value hierarchy level of the economically hedged investment. The table below summarizes the investments and other financial instruments of the consolidated funds by fair-value hierarchy level:

	As of December 31, 2025				As of December 31, 2024			
	Level I	Level II	Level III	Total	Level I	Level II	Level III	Total
Assets								
Investments:								
Corporate debt – bank debt	$ —	$ 7,509	$ 1,558	$ 9,067	$ —	$ 6,072	$ 1,365	$ 7,437
Corporate debt – all other	—	1,226	308	1,534	—	881	17	898
Equities – common stock	—	2	116	118	1	1	25	27
Equities – preferred stock	—	—	29	29	—	—	20	20
Real estate	—	—	2,336	2,336	—	—	—	—
CLO	—	—	8	8	—	—	8	8
Total investments	$ —	$ 8,737	$ 4,355	$ 13,092	$ 1	$ 6,954	$ 1,435	$ 8,390
Derivatives:								
Foreign-currency forward contracts	$ —	$ —	$ —	$ —	$ —	$ 10	$ —	$ 10
Swaps	—	—	2	2	—	—	—	—
Total derivatives (1)	—	—	2	2	—	10	—	10
Total assets	$ —	$ 8,737	$ 4,357	$ 13,094	$ 1	$ 6,964	$ 1,435	$ 8,400
Liabilities								
CLO debt obligations:								
Senior secured notes	$ —	$ (8,000)	$ —	$ (8,000)	$ —	$ (6,391)	$ —	$ (6,391)
Subordinated notes	—	(234)	—	(234)	—	(261)	—	(261)
Total CLO debt obligations (2)	$ —	$ (8,234)	$ —	$ (8,234)	$ —	$ (6,652)	$ —	$ (6,652)
Derivatives:								
Foreign-currency forward contracts	$ —	$ (1)	$ —	$ (1)	$ —	$ (1)	$ —	$ (1)
Total derivatives (3)	$ —	$ (1)	$ —	$ (1)	$ —	$ (1)	$ —	$ (1)
Total liabilities	$ —	$ (8,235)	$ —	$ (8,235)	$ —	$ (6,653)	$ —	$ (6,653)

(1) Amounts are included in accounts receivable and other assets under "assets of consolidated funds" in the combined and consolidated statements of financial condition.

(2) The fair value of CLO liabilities is classified based on the more observable fair value of CLO assets. Please see notes 2 and 10 for more information.

(3) Amounts are included in accounts payable, accrued expenses and other liabilities under "liabilities of consolidated funds" in the combined and consolidated statements of financial condition.

31

The following tables set forth a summary of changes in the fair value of Level III investments:

	Corporate Debt – Bank Debt	Corporate Debt – All Other	Equities – Common Stock	Equities – Preferred Stock	Real Estate	CLO	Swaps	Total
2025								
Beginning balance	$ 1,365	$ 17	$ 25	$ 20	$ —	$ 8	$ —	$ 1,435
Deconsolidation of funds	(7)	—	—	—	—	—	—	(7)
Initial consolidation of funds	—	—	—	—	2,217	—		2,217
Transfers into Level III	5	10	—	—	—	—	2	17
Transfers out of Level III	(26)	(1)	1	—	—	—	—	(26)
Purchases	1,393	296	82	4	264	—	—	2,039
Sales	(1,144)	(10)	(1)	(2)	(181)	(1)	—	(1,339)
Realized gain (loss), net	9	—	(3)	—	(34)	—	—	(28)
Unrealized appreciation (depreciation), net	(37)	(4)	12	7	70	1	—	49
Ending balance	$ 1,558	$ 308	$ 116	$ 29	$ 2,336	$ 8	$ 2	$ 4,357
Net change in unrealized appreciation (depreciation) attributable to assets still held at end of period	$ (34)	$ (4)	$ 6	$ 4	$ —	$ —	$ —	$ (28)
2024								
Beginning balance	$ 1,013	$ 78	$ 345	$ 15	$ 6	$ —	$ —	$ 1,457
Deconsolidation of funds	(45)	(51)	(308)	(8)	—			(412)
Initial consolidation of funds	—	—	—	—	—	8	—	8
Transfers into Level III	36	2	1	9	—	—	—	48
Transfers out of Level III	(108)	(1)	—	—	—	—	—	(109)
Purchases	664	8	15	7	—	—	—	694
Sales	(198)	(17)	(10)	(3)	—	—	—	(228)
Realized gain (loss), net	8	—	(19)	—	—	—	—	(11)
Unrealized depreciation, net	(5)	(2)	1	—	(6)	—	—	(12)
Ending balance	$ 1,365	$ 17	$ 25	$ 20	$ —	$ 8	$ —	$ 1,435
Net change in unrealized depreciation attributable to assets still held at end of period	$ (10)	$ (3)	$ (5)	$ —	$ —	$ —	$ —	$ (18)

Total realized and unrealized gains and losses recorded for Level III investments are included in net realized gain on consolidated funds' investments or net change in unrealized appreciation (depreciation) on consolidated funds' investments in the consolidated statements of operations.

Transfers out of Level III are generally attributable to certain investments that experienced a more significant level of market trading activity or completed an initial public offering during the respective period and thus were valued using observable inputs. Transfers into Level III typically reflect either investments that experienced a less significant level of market trading activity during the period or portfolio companies that undertook restructurings or bankruptcy proceedings and thus were valued in the absence of observable inputs.

32

The following table sets forth a summary of the valuation techniques and quantitative information utilized in determining the fair value of the consolidated funds’ Level III investments as of December 31, 2025: Investment Type Fair Value Valuation Technique Significant Unobservable Inputs (1)(2) Range Weighted Average (3) Credit-oriented investments: Consumer discretionary: $ 17 Recent market information (5) Quoted prices Not applicable Not applicable 363 Discounted cash flow (6) Discount rate 7% –16% 10% Financials: 199 Discounted cash flow (6) Discount rate 3% – 16% 7% 65 Recent market information (5) Quoted prices Not applicable Not applicable 66 Recent transaction price (4) Quoted prices Not applicable Not applicable Health Care: 560 Discounted cash flow (6) Discount rate 7% –27% 13% 140 Recent transaction price (4) Quoted prices Not applicable Not applicable 5 Market approach (comparable companies) (7) Revenue multiple (8) 0.7x – 5.5x 5.3x Industrials: 178 Discounted cash flow (6) Discount rate 7% – 21% 11% 11 Market approach (comparable companies) Revenue multiple (8) 5.5x – 5.5x 5.5x 1 Market approach (comparable companies) (7) Earnings multiple (10) 9.8x – 9.8x 9.8x 35 Recent market information (5) Quoted prices Not applicable Not applicable 10 Recent transaction price (4) Quoted prices Not applicable Not applicable Other: 4 Recent market information (5) Quoted prices Not applicable Not applicable 7 Market approach (comparable companies) Revenue multiple (8) 1.6x – 5.5x 4.7x 7 Market approach (comparable companies) (7) Earnings multiple (10) 7.5x – 8.3x 6.0x 3 Recent transaction price (4) Quoted prices Not applicable Not applicable 205 Discounted cash flow (6) Discount rate 7% –45% 13% Equity investments: 2 Recent transaction price (4) Quoted prices Not applicable Not applicable 14 Market approach (comparable companies) (7) Earnings multiple (10) 10.8x – 10.8x 10.8x 115 Discounted cash flow (6) Discount rate 8% – 20% 13% 6 Black Scholes Not applicable Not applicable Not applicable 8 Market approach (comparable companies) (7) Revenue multiple (8) 0.4x – 5.5x 1.3x Real estate- oriented: 1 Recent transaction price (4) Quoted prices Not applicable Not applicable 4 Market approach (comparable companies) Multiple of underlying assets (9) 1.0x – 1.0x 1.0x 2,331 Discounted cash flow (6) Discount rate 0% –8% 5% Total Level III investments ............. $ 4,357 33

The following table sets forth a summary of the valuation techniques and quantitative information utilized in determining the fair value of the consolidated funds’ Level III investments as of December 31, 2024: Investment Type Fair Value Valuation Technique Significant Unobservable Inputs (1)(2) Range Weighted Average (3) Credit-oriented investments: Financials: $ 85 Discounted cash flow (6) Discount rate 6% – 19% 10% 11 Recent market information (5) Quoted prices Not applicable Not applicable Health Care: 527 Discounted cash flow (6) Discount rate 8% –24% 13% 3 Recent transaction price (4) Quoted prices Not applicable Not applicable 6 Recent market information (5) Quoted prices Not applicable Not applicable 3 Market approach (comparable companies) (7) Earnings multiple (10) 11.0x – 11.0x 11.0x Industrials: 179 Discounted cash flow (6) Discount rate 6% – 17% 11% 8 Recent market information (5) Quoted prices Not applicable Not applicable 1 Recent transaction price (4) Quoted prices Not applicable Not applicable Information Technology: 222 Discounted cash flow (6) Discount rate 8% – 13% 10% 2 Market approach (comparable companies) (7) Earnings multiple (10) 2.1x – 2.1x 2.1x Materials: 7 Discounted cash flow (6) Discount rate 11% – 14% 0.12 49 Recent transaction price (4) Quoted prices Not applicable Not applicable 40 Market approach (comparable companies) (7) Earnings multiple (10) 5.5x – 5.5x 5.5x Other: 9 Recent market information (5) Quoted prices Not applicable Not applicable 9 Market approach (comparable companies) (7) Earnings multiple (10) 6.6x – 8.3x 6.7x 40 Recent transaction price (4) Quoted prices Not applicable Not applicable 189 Discounted cash flow (6) Discount rate 8% – 25% 13% Equity investments: 2 Recent transaction price (4) Quoted prices Not applicable Not applicable — Market approach (comparable companies) Multiple of underlying assets (9) 1.5x –1.5x 1.5x 12 Market approach (comparable companies) (7) Earnings multiple (10) 3.0x – 11.0x 7.4x 17 Discounted cash flow (6) Discount rate 13% – 17% 15% 6 Black Scholes Not applicable Not applicable Not applicable 8 Market approach (comparable companies) (7) Revenue multiple (8) 0.4x – 5.5x 3.5x — Recent market information (5) Quoted prices Not applicable Not applicable Total Level III investments ............. $ 1,435 34

(1) The discount rate is the significant unobservable input used in the fair-value measurement of performing credit-oriented investments in which the consolidated funds do not have a controlling interest in the underlying issuer, as well as certain equity investments, real estate-oriented investments and real estate loan portfolios. An increase (decrease) in the discount rate would result in a lower (higher) fair-value measurement. (2) Multiple of either earnings or underlying assets is the significant unobservable input used in the market approach for the fair-value measurement of distressed credit-oriented investments, credit-oriented investments in which the consolidated funds have a controlling interest in the underlying issuer, equity investments and certain real estate-oriented investments. An increase (decrease) in the multiple would result in a higher (lower) fair-value measurement. (3) The weighted average is based on the fair value of the investments included in the range. (4) Certain investments are valued based on recent transactions, generally defined as investments purchased or sold within six months of the valuation date. The fair value may also be based on a pending transaction expected to close after the valuation date. (5) Certain investments are valued using vendor prices or broker quotes for the subject or similar securities. Generally, investments valued in this manner are classified as Level III because the quoted prices may be indicative in nature for securities that are in an inactive market, may be for similar securities, or may require adjustment for investment-specific factors or restrictions. (6) A discounted cash-flow method is generally used to value performing credit-oriented investments in which the consolidated funds do not have a controlling interest in the underlying issuer, as well as certain equity investments, real estate-oriented investments and real estate loan portfolios. (7) A market approach is generally used to value distressed investments and investments in which the consolidated funds have a controlling interest in the underlying. (8) Revenue multiples are based on comparable public companies and transactions with comparable companies. The Company typically applies the multiple to trailing twelve-months’ revenue. However, in certain cases other revenue measures, such as pro forma revenue, may be utilized if deemed to be more relevant. (9) A market approach using the value of underlying assets utilizes a multiple, based on comparable companies, of underlying assets or the net book value of the portfolio company. The Company typically obtains the value of underlying assets from the underlying portfolio company’s financial statements or from pricing vendors. The Company may value the underlying assets by using prices and other relevant information from market transactions involving comparable assets. (10) Earnings multiples are based on comparable public companies and transactions with comparable companies. The Company typically utilizes multiples of EBITDA; however, in certain cases the Company may use other earnings multiples believed to be most relevant to the investment. The Company typically applies the multiple to trailing twelve-months’ EBITDA. However, in certain cases other earnings measures, such as pro forma EBITDA, may be utilized if deemed to be more relevant. A significant amount of judgment may be required when using unobservable inputs, including assessing the accuracy of source data and the results of pricing models. The Company assesses the accuracy and reliability of the sources it uses to develop unobservable inputs. These sources may include third-party vendors that the Company believes are reliable and commonly utilized by other marketplace participants. As described in note 2, other factors beyond the unobservable inputs described above may have a significant impact on investment valuations. During the years ended December 31, 2025 and 2024, there were no changes in the valuation techniques for Level III securities. 35

7. DERIVATIVES AND HEDGING

The fair value of freestanding derivatives consisted of the following:

	Assets		Liabilities	
	Notional	Fair Value	Notional	Fair Value
As of December 31, 2025				
Foreign-currency forward contracts	**$ 172**	**$ 6**	**$ (141)**	**$ (3)**
As of December 31, 2024				
Foreign-currency forward contracts	$ 140	$ 5	$ (150)	$ (4)

Realized and unrealized gains and losses arising from freestanding derivatives were recorded in the consolidated statements of operations as follows:

	Year Ended December 31		
	2025	2024	2023
General and administrative expense (1)	**1**	13	1
Total gain (loss)	**$ 1**	$ 13	$ 1

(1) To the extent that the Company's freestanding derivatives are utilized to hedge its foreign-currency exposure to investment income and management fees earned from consolidated funds, the related hedged items are eliminated in consolidation, with the derivative impact (a positive number reflects a reduction in expenses) reflected in general and administrative expense.

There were no derivatives outstanding that were designated as hedging instruments for accounting purposes as of December 31, 2025 and 2024.

Derivatives Held By Consolidated Funds

Certain consolidated funds utilize derivatives in their ongoing investment operations. These derivatives primarily consist of foreign-currency forward contracts and options utilized to manage currency risk, interest-rate swaps to hedge interest-rate risk, options and futures used to hedge certain exposures for specific securities, and total-return swaps utilized mainly to obtain exposure to leveraged loans or to participate in foreign markets not readily accessible. The primary risk exposure for options and futures is price. None of the derivative instruments are accounted for as a hedging instrument utilizing hedge accounting.

The fair value of derivatives held by the consolidated funds consisted of the following:

	Assets		Liabilities	
	Notional	Fair Value	Notional	Fair Value
As of December 31, 2025				
Foreign-currency forward contracts	**$ 30**	**$ —**	**$ (182)**	**$ (1)**
Options and futures	**206**	**—**	**—**	**—**
Total-return and interest-rate and credit default swaps	**5**	**2**	**—**	**—**
Total	**$ 241**	**$ 2**	**$ (182)**	**$ (1)**
As of December 31, 2024				
Foreign-currency forward contracts	$ 142	$ 10	$ (18)	$ (1)
Options and futures	—	—	(49)	—
Total	$ 142	$ 10	$ (67)	$ (1)

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The impact of derivatives held by the consolidated funds in the combined and consolidated statements of operations was as follows: Year Ended December 31 2025 2024 2023 Net Realized Loss on Investments Net Change in Unrealized Appreciation (Depreciation) on Investments Net Realized Gain (Loss) on Investments Net Change in Unrealized Appreciation (Depreciation) on Investments Net Realized Gain (Loss) on Investments Net Change in Unrealized Appreciation (Depreciation) on Investments Foreign-currency forward contracts ............................ $ (1) $ (10) $ — $ 11 $ — $ — Options and futures ........... — — (1) — — — Total-return and interest- rate and credit default swaps ................................. (2) 3 — — — — Total .......................... $ (3) $ (7) $ (1) $ 11 $ — $ — 8. FIXED ASSETS Fixed assets primarily consist of furniture and equipment, capitalized software, office leasehold improvements and corporate aircraft. The following table sets forth the Company’s fixed assets and accumulated depreciation: As of December 31, 2025 2024 Furniture, equipment and capitalized software ................................................................... $ 56 $ 44 Leasehold improvements ..................................................................................................... 116 103 Corporate aircraft ................................................................................................................ 66 66 Other .................................................................................................................................... 6 5 Fixed assets .................................................................................................................. 244 218 Accumulated depreciation ................................................................................................... (146) (123) Fixed assets, net ........................................................................................................... $ 98 $ 95 Depreciation associated with the Company’s fixed assets was $23 million, $12 million and $11 million for the years ended December 31, 2025, 2024 and 2023. 37

9. GOODWILL AND INTANGIBLES

Goodwill represents the excess of cost over the fair value of identifiable net assets of acquired businesses. Goodwill has an indefinite useful life and is not amortized, but instead is tested for impairment annually in the fourth quarter of each fiscal year, or more frequently if events or circumstances indicate that impairment may have occurred. Goodwill is included in other assets in the consolidated statements of financial position. As of December 31, 2025, the Company determined there was no goodwill impairment.

In periods when impairment indicators exist and an interim goodwill impairment assessment is required, the Company determines the fair value of its single reporting unit utilizing the revenue multiples model with multiples assessed based on different revenue streams. The key assumptions used in the calculation of fair value included assumptions on revenue multiple for base fees earnings (13.5x) and multiple for net incentive created (6.75x). No significant changes have occurred since the impairment test was performed.

The carrying value of goodwill was $51 million as of December 31, 2025 and 2024, and is included in other assets in the combined and consolidated statements of financial condition.

The following table summarizes the carrying value of intangible assets:

	As of December 31,	
	2025	**2024**
Contractual rights	**$ 347**	$ 347
Accumulated amortization	**(177)**	(166)
Intangible assets, net	**$ 170**	$ 181

Amortization expense associated with the Company's intangible assets was $10 million for the years ended December 31, 2025, 2024 and 2023.

Amortization of intangible assets held as of December 31, 2025 is estimated to be as follows:

2026	**$ 10**
2027	**10**
2028	**10**
2029	**10**
2030	**10**
Thereafter	**120**
Total	**$ 170**

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10. DEBT OBLIGATIONS AND CREDIT FACILITIES

Oaktree's corporate debt obligations outstanding are summarized as follows:

	As of December 31	
	2025	**2024**
Senior unsecured notes		
$100, 4.01%, issued in September 2014, payable on September 3, 2026	100	100
$100, 4.21%, issued in September 2014, payable on September 3, 2029	100	100
$100, 3.69%, issued in July 2016, payable on July 12, 2031	100	100
$250, 3.78%, issued in December 2017, payable on December 18, 2032	250	250
$200, 3.64%, issued in July 2020, payable on July 22, 2030	200	200
$50, 3.84%, issued in July 2020, payable on July 22, 2035	50	50
$200, 3.06%, issued in November 2021, payable on January 12, 2037	200	200
Total remaining principal	**1,000**	1,000
Less: Debt issuance costs	**(4)**	(5)
Debt obligations	**$ 996**	$ 995

On May 19, 2020, the Company entered into a credit agreement with a subsidiary of BN that provides for a subordinated credit facility maturing on May 19, 2023. The subordinated credit facility has a revolving loan commitment of $250 million and borrowings generally bear interest at a spread to either LIBOR or an alternative base rate. Borrowings on the subordinated credit facility are subordinate to the outstanding debt obligations and borrowings on the primary credit facility of Oaktree. On October 6, 2023, an amendment was signed to further extend the maturity date to October 6, 2028 and updated the interest rate to the secured overnight financing rate ("SOFR") plus 1.6% or an alternative base rate plus 0.5%. The amendment also provided that the maturity date will automatically extend annually in one-year increments until the lenders notify the borrowers of their intention to terminate the subordinated credit facility. No amounts were outstanding on the subordinated credit facility as of December 31, 2025.

On October 4, 2024, OCM, Oaktree Capital I, Oaktree Capital II and Oaktree AIF (collectively, the "Borrowers") entered into the Eighth Amendment to Credit Agreement, dated as of March 31, 2014, by and among the Borrowers, Wells Fargo Bank, National Association ("Wells Fargo") and the other lenders party thereto. The credit facility was amended to among other things, extend the maturity date of the Credit Agreement from December 15, 2027 to October 4, 2029 with the potential to extend the maturity for up to two additional years, and changed certain lenders who are party to the Credit Agreement. Based on the current credit ratings of OCM, the interest rate on borrowings is the term SOFR reference rate plus 1.10% per annum and the commitment fee on the unused portions of the revolving credit facility is 0.10% per annum. The term SOFR reference rate is determined by the tenor of the borrowings and set by the CME Group Benchmark Administration Limited (CBA). The credit agreement contains customary financial covenants and restrictions, including ones regarding a maximum leverage ratio and a minimum required level of fee-generating assets under management (as defined in the credit agreement, as amended above). As of December 31, 2025, the Borrowers had no outstanding borrowings under the revolving credit facility.

On October 14, 2021, OCM received commitments from certain accredited investors to purchase $200 million of senior unsecured notes that bear a 3.06% fixed rate of interest and a maturity of 2037. The notes are guaranteed by Oaktree Capital I, Oaktree Capital II and Oaktree AIF, as co-obligors. On November 4, 2021, OCM and the co-obligors entered into a note and guaranty agreement. The offering closed on January 12, 2022 and OCM received proceeds of $200 million on the closing date.

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As of December 31, 2025, future scheduled principal payments of debt obligations were as follows:

2026	$	**100**
2027		**—**
2028		**—**
2029		**100**
2030		**200**
Thereafter		**600**
Total	**$**	**1,000**

The Borrowers were in compliance with all financial maintenance covenants associated with its senior unsecured notes and bank credit facility as of December 31, 2025 and 2024.

The fair value of the Company's debt obligations, which are carried at amortized cost, is a Level III valuation that is estimated based on a discounted cash-flow calculation using estimated rates that would be offered to Oaktree for debt of similar terms and maturities. The fair value of these debt obligations, gross of debt issuance costs, was $949 million and $917 million as of December 31, 2025 and 2024, respectively, utilizing average borrowing rates of 4.5% and 5.0%, respectively.

Oaktree Asset Management Operating Group Guaranty Agreements

On March 30, 2022, Oaktree Capital I entered into a note and guaranty agreement with certain accredited investors pursuant to which Oaktree Capital I agreed to issue and sell to such investors €50 million of its 2.20% Senior Notes, Series A, due 2032, €75 million of its 2.40% Senior Notes, Series B, due 2034, and €75 million of its 2.58% Senior Notes, Series C, due 2037. These notes are senior unsecured obligations of Oaktree Capital I, and jointly and severally guaranteed by the Oaktree Asset Management Operating Group. The offering closed on June 8, 2022, and Oaktree Capital I received proceeds of €200 million on the closing date.

On March 5, 2025, Oaktree Capital I entered into a note and guaranty agreement with certain accredited investors pursuant to which Oaktree Capital I agreed to purchase $300 million of its 5.55% Senior Notes, due 2036. These notes are senior unsecured obligations of Oaktree Capital I, and jointly and severally guaranteed by OCM, Oaktree Capital II, Oaktree AIF, and OCM Cayman, as co-obligors. The offering closed on March 19, 2025 and Oaktree Capital I received proceeds of $300 million on June 5, 2025.

These notes are senior unsecured obligations of Oaktree Capital I and jointly and severally guaranteed by OCM, Oaktree Capital II, Oaktree AIF and OCM Cayman, entities under the Oaktree Asset Management Operating Group, as co-obligors. The outstanding principal and interest payments guaranteed by the Company will not be included in the Company's financial statements unless an event of default occurs.

	As of December 31,			
		2025		2024
Senior unsecured notes				
€50, 2.20%, issued in June 2022, payable on June 8, 2032	**$**	**59**	$	52
€75, 2.40%, issued in June 2022, payable on June 8, 2034		**88**		78
€75, 2.58%, issued in June 2022, payable on June 8, 2037		**88**		78
$300, 5.55%, issued in June 2025, payable on June 5, 2036		**300**		—
Total remaining principal		**535**		208
Less: Debt issuance costs		**(3)**		(2)
Total debt obligations, net	**$**	**532**	$	206

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Debt Obligations of the Consolidated Funds

Certain consolidated funds may maintain revolving credit facilities that are secured by the assets of the fund or may issue senior variable rate notes to fund investments on a longer term basis, generally up to ten years. The obligations of the consolidated funds are nonrecourse to the Company.

The consolidated funds had the following debt obligations outstanding:

	Outstanding Amount as of December 31		Key terms as of December 31, 2025				
Credit Agreement	**2025**	**2024**	**Facility Capacity**	**Weighted Average Interest Rate**	**Weighted Average Remaining Maturity (years)**	**Commitment Fee Rate**	**L/C Fee**
Revolving credit facilities [(1)]	$ 803	$ 35	$1,069	6.80%	0.57	0.16%	1.15%
Secured borrowings [(1)]	971	757	1,092	9.68%	3.39	0.00%	N/A
Total debt obligations	1,774	792					
Less: Debt issuance costs	—	(1)					
Total debt obligations, net	$ 1,774	$ 791					

(1) The credit facility and secured borrowings capacity is calculated on a pro rata basis using fund commitments as of December 31, 2025.

As of December 31, 2025 and 2024, the consolidated funds had debt obligations with an aggregate outstanding principal balance of $2 billion and $792 million, respectively.

As of December 31, 2025 and 2024, one of the Company's consolidated funds accounted for transfers of investments to affiliated funds as secured borrowings, which are presented within borrowings of consolidated funds on the combined and consolidated statements of financial condition. The related carrying amounts of the transferred assets and secured borrowings were $971 million and $757 million as of December 31, 2025 and 2024, respectively. These transfers did not meet the criteria for sale accounting under ASC 860, *Transfers and Servicing*, and therefore did not qualify for derecognition of the transferred assets.

Debt Obligations of CLOs

Debt obligations of CLOs represent amounts due to holders of debt securities issued by the CLOs, as well as term loans of CLOs that had not priced as of period end. Outstanding debt obligations of CLOs were as follows:

	As of December 31, 2025			As of December 31, 2024		
	Fair Value [(1)]	**Weighted Average Interest Rate**	**Average Remaining Maturity (years)**	**Fair Value [(1)]**	**Weighted Average Interest Rate**	**Average Remaining Maturity (years)**
Senior secured notes	$ 8,003	4.41%	10.6	$ 6,391	5.65%	10.4
Subordinated notes [(2)]	234	N/A	10.9	261	N/A	10.3
Total debt obligations	8,237			6,652		
Less: Debt issuance costs	(3)			—		
Total CLO debt obligations, net	$ 8,234			$ 6,652		

(1) The fair value of CLO liabilities was measured as the fair value of CLO assets less the sum of (a) the fair value of any beneficial interests held by the Company and (b) the carrying value of any beneficial interests that represent compensation for services. The fair value of beneficial interests was calculated using a discounted cash flow model specific to each investment structure. The significant unobservable inputs used in the valuation of the beneficial interests included discount rates ranging from 10.0% to 20.0%, constant default rate of 2.0% and recovery rate of 65.0%.

(2) The subordinated notes do not have a contractual interest rate; instead, they receive distributions from the excess cash flows generated by the CLO.

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The debt obligations of CLOs are nonrecourse to the Company and are backed by the investments held by the respective CLO. Assets of one CLO may not be used to satisfy the liabilities of another. As of December 31, 2025 and 2024, the fair value of CLO assets was $9 billion and $7 billion, respectively, and consisted of cash, corporate loans, corporate bonds and other securities.

11. LEASES

The Company has operating leases related to office space and certain equipment with remaining lease terms expiring within one year through 2043, some of which include options to extend the leases for up to five years and some of which include options to terminate the leases within one year. As of December 31, 2025 and 2024, respectively, there were no finance leases outstanding. The right-of-use assets were $146 million and $66 million as of December 31, 2025 and 2024, respectively, and the operating lease liabilities were $158 million and $82 million as of December 31, 2025 and 2024, respectively. The right-of-use assets and the operating lease liabilities were included in other assets and accounts payable, accrued expenses and other liabilities on the combined and consolidated statements of financial condition, respectively.

The components of lease expense included in general and administrative expense were as follows:

	Twelve months ended December 31, 2025	Twelve months ended December 31, 2024	Twelve months ended December 31, 2023
Operating lease cost	$ 22	$ 19	$ 17
Sublease income	—	(1)	—
Total lease cost	$ 22	$ 18	$ 17

Supplemental cash flow information related to leases was as follows:

	Twelve months ended December 31, 2025
Cash paid for amounts included in the measurement of lease liabilities:	
Operating cash flows used for operating leases	$ 24
Weighted average remaining lease term for operating leases (in years)	14.68
Weighted average discount rate for operating leases	5.3%

As of December 31, 2025, maturities of operating lease liabilities were as follows:

2026	$ 23
2027	18
2028	21
2029	20
2030	20
Thereafter	228
Total lease payments	330
Less: imputed interest	(172)
Total operating lease liabilities	$ 158

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12. NON-CONTROLLING REDEEMABLE INTERESTS IN CONSOLIDATED FUNDS

The following table sets forth a summary of changes in the non-controlling redeemable interests in the consolidated funds. Dividends reinvested and in-kind contributions or distributions are non-cash in nature and have been presented on a gross basis in the table below.

	Year Ended December 31		
	2025	2024	2023
Beginning balance	**$ 157**	$ 457	$ 466
Initial consolidation of a fund	**1,741**	—	24
Deconsolidation of funds	**—**	(327)	—
Contributions	**566**	112	71
Distributions	**(442)**	(113)	(134)
Net income	**81**	20	5
Change in distributions payable	**72**	—	(1)
Foreign-currency translation and other	**(6)**	8	26
Ending balance	**$ 2,169**	$ 157	$ 457

13. EQUITY-BASED AND OTHER DEFERRED COMPENSATION

Long-Term Incentive Plan Awards

In March 2020, the Company adopted the Oaktree Operating Group Long-Term Incentive Plan (the "LTIP"). The LTIP provides for the granting of cash-based incentive awards to senior executives, directors, officers, partners, employees, consultants and advisors of the Company and its affiliates. Awards may be denominated in U.S. dollars or other currencies determined by the LTIP's plan administrator. The unvested value of each LTIP award adjusts over its vesting period to track the performance of a fund designated by the plan administrator or by the award recipient from investment options selected by the plan administrator. Investment options may include funds managed by Company affiliates or by third parties. Awards do not represent an actual interest in the funds whose performance they track. Such fund investments are purely nominal and solely for the purpose of calculating the value of an award on each vesting or payment date. Awards under the LTIP represent only a contractual right to receive a cash payment upon vesting from the Company or the affiliate that issued the award. Awards tracking the performance of funds that make periodic distributions to their investors may provide for award recipients to receive corresponding payments from the Company or the affiliate issuing the award, with the remaining unvested value of the award reduced to reflect the amount of each such payment. Each payment under an award is fully vested upon receipt. Awards denominated in currencies other than U.S. dollars which track the performance of U.S. dollar-denominated funds are nominally converted into U.S. dollars for performance tracking purposes, with amounts payable under the awards converted back into the original currency at a market rate at the time of each vesting payment. Certain recipients of awards denominated in currencies other than U.S. dollars which track the performance of U.S. dollar-denominated funds receive the option to hedge the value of their awards to a currency other than U.S. dollars. All such currency hedges are calculated on a purely hypothetical basis and do not represent a right to participate in actual currency hedging contracts.

For the years ended December 31, 2025 and 2024, the Company granted LTIP awards valued at $109 million and $112 million, respectively, to employees, partners and directors of the Company and its subsidiaries, subject to annual vesting over a weighted average period of approximately 4.1 years and 3.9 years, respectively. For the years ended December 31, 2025, 2024 and 2023, $4 million, $2 million and $9 million, respectively, of the LTIP awards were forfeited. As of December 31, 2025, the Company expected to recognize compensation expense on its unvested LTIP awards of $188 million, subject to adjustment based on future performance, over a weighted average period of 3 years. For the years ended December 31, 2025, 2024 and 2023, the Company recognized $119 million, $123 million and $107 million, respectively, of compensation expense related to the LTIP, which was included in compensation and benefits expense in the consolidated and combined statements of operations.

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Equity-Based Compensation In December 2011, BOH adopted the 2011 Oaktree Capital Group, LLC Equity Incentive Plan (the “2011 Plan”). The 2011 Plan provides for the granting of options, unit appreciation rights, restricted unit awards, unit bonus awards, phantom equity awards or other unit-based awards to senior executives, directors, officers, certain employees, consultants, and advisors of the Company and its affiliates. As of December 31, 2025, a maximum of 24,366,195 units have been authorized to be awarded pursuant to the 2011 Plan, and 22,109,537 units have been awarded under the 2011 Plan. Each Class A and OCGH unit, when issued, represents an indirect interest in one Oaktree Operating Group unit. Restated Exchange Agreement At the closing of the Mergers, Oaktree entered into a Fourth Amended and Restated Exchange Agreement that will, among other things, allow limited partners of OCGH to exchange (“Exchanges”) certain vested limited partnership units of OCGH (“OCGH Units”) for cash, Brookfield Class A Shares, notes issued by a Brookfield subsidiary or equity interests in a subsidiary of OCGH that will entitle such limited partners to the proceeds from a note, or a combination of the foregoing. Either of such notes will have a three-year maturity and will accrue interest at the then-current 5-year treasury note rate plus 3%. Only Converted OCGH Units, OCGH Units issued and outstanding at the time of the closing of the Mergers, OCGH Units issued after the closing of the Mergers pursuant to agreements in effect on March 13, 2019, OCGH Units issuable upon vesting of certain phantom equity awards (“Phantom Units”) and other OCGH Units consented-to by Brookfield will be, when vested, eligible to participate in an Exchange. The form of the consideration in an Exchange is generally at the discretion of Brookfield, subject to certain limitations. On May 14, 2024, Oaktree entered into a Fifth Amended and Restated Exchange Agreement to, among other things, add Brookfield Asset Management Ltd. (“BAM”) to the Restated Exchange Agreement, and allow Brookfield to elect and deliver the BAM Class A Shares as consideration for a portion of the Exchange. In general, OCGH limited partners are entitled to provide an election notice to participate in an Exchange with respect to eligible vested OCGH Units and Converted OCGH Units during the first 60 calendar days of each year beginning January 1, 2022 (an “Open Period”). Each Exchange is thereafter consummated within the first 155 days of such calendar year, subject to extension in certain circumstances. Valuation Except as described below, each OCGH Unit is valued (i) by applying a 13.5x multiple to the trailing three-year average (or two-year average for Exchanges in 2022) of fee-related earnings less stock-based compensation at grant value and excluding depreciation and amortization and a 6.75x multiple to the trailing three-year average of net incentives created, and (ii) adding 100% of the value of net cash (defined as cash less the face value of debt and preferred stock, other than certain preferred stock issued in connection with certain Exchanges), 100% of the value of corporate investments and 75% of fund-level net accrued incentives as of December 31 of the prior year, in each case subject to certain adjustments. Amounts received in respect of each OCGH Unit is reduced by the amount of any non-tax related distributions received in the calendar year in which the Exchange occurs, but increased by an amount accruing daily from January 1 of such year to the date of the closing of the Exchange at a rate per annum equal to the 5-year treasury note rate as of December 31 of the prior year plus 3%. Converted OCGH Units and Phantom Units is valued using the same methodology applied to all other OCGH Units. OCGH Unit Awards The Company granted 395,855 and 80,689 OCGH units during the years ended December 31, 2025 and 2024, respectively. As of December 31, 2025, the Company expected to recognize compensation expense on its unvested OCGH unit awards of $50 million over a weighted average period of 3.3 years. With respect to forfeitures, the Company made an accounting policy election to account for forfeitures when they occur. Accordingly, no forfeitures have been assumed in the calculation of compensation expense. Deferred Equity Units A deferred equity unit represents a special unit award that, when vested, will be settled with an unvested OCGH unit on a one-for-one basis. The number of deferred equity units that will vest is based on the achievement of certain performance targets through October 2032. Once a performance target has been met, the applicable number of OCGH units will be issued as unvested units and begin to vest over periods of up to 5.0 years. The holder of a deferred equity unit is not entitled to any distributions until settled by the issuance of an OCGH unit. As of December 31, 2025, there were 566,700 44 deferred equity units outstanding, 89,008 of which were expected to be issued. For the twelve months ended December 31, 2025 and 2024, 263,419 and 212,399 units were issued and the Company recognized $2 million and $3 million, respectively, of compensation expense related to the deferred equity units, which were included in compensation and benefits in the combined and consolidated statements of operations. Oaktree Equity Plan In April 2022, OCM established OEP, through which certain employees of OCM’s indirect subsidiaries participate in certain equity interests in the Oaktree Operating Group. During the years ended December 31, 2025 and 2024, the Company did not grant any OEP awards. As of December 31, 2025 and 2024, 890,095 and 359,742 units were vested and the Company recognized $4 million and $5 million, respectively, of compensation expense related to the OEP awards, which were included in equity-based compensation expense in the combined and consolidated statements of operations. For the years ended December 31, 2025 and 2024, 252,190 and 103,843 units of the OEP awards were forfeited. As of December 31, 2025 and 2024, there were 2,570,112 and 3,311,106 unvested OEP units outstanding. As of December 31, 2025, the Company expected to recognize compensation expense on its unvested OEP unit awards of $24 million over a weighted average period of 1.8 years. Valuation The Company uses the Black-Scholes option pricing model to determine the grant date fair value of the OEP units. This model requires the Company to estimate the expected volatility and the expected term of the OEP units which are highly complex and subjective variables. The variables take into consideration, among other things, projected OEP unit exercise behavior. The Company developed the volatility assumption based on historical and implied volatilities of guideline public companies over the expected life of the units. The expected term is computed using the simplified method as the Company’s best estimate given its lack of actual exercise history. The Company has selected a risk-free rate based on the implied yield available on U.S. Treasury securities with a maturity equivalent to the expected term of the award. Forfeitures are recognized as incurred. The OEP units granted in April 2022 were valued at $9.13 per unit, net of the upfront cash consideration from the employee. Oaktree Equity Units In December 2024, OCM established OEU, through which certain employees of OCM’s indirect subsidiaries participate in certain interests in the Oaktree Operating Group. During the year ended December 31, 2025 and December 31, 2024, the Company granted 300,000 and 1,700,000 OEU units, respectively. For the twelve months ended December 31, 2025 and December 31, 2024, no units were vested and the Company recognized $15 million and $4 million, respectively, of compensation expense related to the OEU awards, which were included in equity-based compensation expense in the combined and consolidated statements of operations. For the years ended December 31, 2025 and 2024, 150,000 and 0 units of the OEU awards were forfeited. As of December 31, 2025 and 2024, there are 1,850,000 and 1,700,000 unvested OEU units, respectively. As of December 31, 2025, the Company expected to recognize compensation expense on its unvested OEU unit awards of $42 million over a weighted average period of 2.9 years. Valuation The Company uses the Black-Scholes option pricing model to determine the grant date fair value of the OEU units. This model requires the Company to estimate the expected volatility and the expected term of the OEU units which are highly complex and subjective variables. The variables take into consideration, among other things, projected OEU unit exercise behavior. The Company developed the volatility assumption based on historical and implied volatilities of guideline public companies over the expected life of the units. The expected term is computed using the simplified method as the Company’s best estimate given its lack of actual exercise history. The Company has selected a risk-free rate based on the implied yield available on U.S. Treasury securities with a maturity equivalent to the expected term of the award. Forfeitures are recognized as incurred. The OEU units granted in December 2024 were valued at $31.29 per unit for those subject to 5-year standard vesting and $29.01 per unit for those subject to 2.5-year vesting. Equity based compensation is included in compensation and benefits on the combined and consolidated statements of operations. 45

14. COMMITMENTS AND CONTINGENCIES In the normal course of business, Oaktree enters into contracts that contain certain representations, warranties and indemnifications. The Company’s exposure under these arrangements would involve future claims that have not yet been asserted. Inasmuch as no such claims currently exist or are expected to arise, the Company has not accrued any liability in connection with these indemnifications. Legal Actions Oaktree, its affiliates, investment professionals, and portfolio companies are routinely involved in litigation and other legal actions in the ordinary course of their business and investing activities. In addition, Oaktree is subject to the authority of a number of U.S. and non-U.S. regulators, including the SEC and the Financial Industry Regulatory Authority, and those authorities periodically conduct examinations of Oaktree and make other inquiries that may result in the commencement of regulatory proceedings against Oaktree and its personnel. Oaktree is currently not subject to any pending actions or regulatory proceedings that either individually or in the aggregate are expected to have a material impact on its combined and consolidated financial statements. Commitments to Funds As of December 31, 2025 and 2024, the Company, generally in its capacity as general partner, had undrawn capital commitments of $403 million and $161 million, respectively, including commitments to both unconsolidated and consolidated funds. Investment Commitments of the Consolidated Funds Certain of the consolidated funds are parties to credit arrangements that provide for the issuance of letters of credit and/or revolving loans, which may require the particular fund to extend loans to investee companies. The consolidated funds use the same investment criteria in making these commitments as they do for investments that are included in the combined and consolidated statements of financial condition. The unfunded liability associated with these credit arrangements is equal to the amount by which the contractual loan commitment exceeds the sum of funded debt and cash held in escrow, if any. As of December 31, 2025 and 2024, the consolidated funds had total outstanding debt commitments of $252 million and $267 million, respectively. As of December 31, 2025 and 2024, the consolidated funds had potential unfunded investment commitments of $369 million and $30 million, respectively. A consolidated fund may agree to guarantee the repayment obligations of certain investee companies. As of December 31, 2025, there was $44 million guaranteed amount under such arrangements. No guaranteed amount under such arrangement as of December 31, 2024. Certain consolidated funds are investment companies that are required to disclose financial support provided or contractually required to be provided to any of their portfolio companies. During the year ended December 31, 2025, the consolidated funds did not provide any financial support to portfolio companies. Operating Leases Oaktree leases its main headquarters office in Los Angeles and offices in 23 other cities in the U.S., Europe, Asia and Australia, pursuant to current lease terms expiring through 2043. As of December 31, 2025 and 2024, the estimated aggregate minimum commitments with lease terms expiring through 2043 under leases for which the Company serves as lessee were $330 million and $93 million, respectively. 15. RELATED PARTY TRANSACTIONS The Company receives a substantial portion of its management fees, incentive fees and carried interest allocation, and investment income from Oaktree-managed investment limited partnerships for which it serves as general partner. Loans To Affiliates and Employees Loans primarily consist of interest-bearing loans made to OCGH and OEP unitholders, primarily employees, to purchase or pay tax obligations related to equity awards. The balances of loans to OCGH and OEP unitholders were $11 million and $11 million as of December 31, 2025 and 2024, respectively and are included in due from affiliates. The carrying value of loan balances approximated fair value due to their short-term nature or because their weighted average interest rate approximated the Company’s cost of debt. The loans, which are generally recourse to the borrower or secured by 46 vested equity and other collateral, typically bear interest at the Company’s cost of debt and generated interest income of $1 million, $1 million, and $0 for the years ended December 31, 2025, 2024 and 2023, respectively. On May 7, 2021 the Company, through its consolidated subsidiary OCM entered into two revolving line of credit notes with Oaktree Capital I, one as a borrower and the other as a lender. Both revolving line of credit notes allow for outstanding principal amounts not to exceed $250 million and mature on May 7, 2024. On February 17, 2023, the revolving line of credit notes were replaced with an intercompany loan agreement with a maturity of February 17, 2026. As of December 31, 2025, OCM had borrowed $267 million from Oaktree Capital I and interest expense of $6 million was incurred for the year ended December 31, 2025. As of December 31, 2025, there was no loans to affiliates and interest income of $0 for the year ended December 31, 2025. As of December 31, 2024, OCM had borrowed $222 million from Oaktree Capital I and incurred interest expense of $3 million for the year ended December 31, 2024. As of December 31, 2024, there was no loans to affiliates and interest income of $1 million for the year ended December 31, 2024. Due To/From Oaktree Funds and Affiliates In the normal course of business, the Company advances certain expenses on behalf of Oaktree funds. Certain expenses paid by the Company, which typically are employee travel and other costs associated with particular portfolio company holdings, are reimbursed to the Company by the portfolio companies. As of December 31, 2025 and 2024, amounts due from unconsolidated Oaktree funds and affiliates amounted to $179 million and $162 million, respectively. As of December 31, 2025 and 2024, amounts due to unconsolidated Oaktree funds and affiliates amounted to $297 million and $244 million, respectively, which is included in due to affiliates. Revenues Earned From Oaktree Funds In aggregate, management fees, incentive fees, and carried interest allocation earned from unconsolidated Oaktree funds totaled $2 billion, $2 billion and $1 billion for the years ended December 31, 2025, 2024 and 2023, respectively. Other Investment Transactions The Company’s senior executives, directors and senior professionals are permitted to invest their own capital (or the capital of family trusts or other estate planning vehicles they control) in Oaktree funds, for which they typically pay the particular fund’s management fee but not its incentive allocation. To facilitate the funding of capital calls by funds in which employees are invested, the Company periodically advances on a short-term basis the capital calls on certain employees’ behalf. These advances are reimbursed generally toward the end of the calendar quarter in which the capital calls occurred. As of December 31, 2025 and 2024, the employee advances were $1 million and $4 million respectively and are included in due from affiliates. Aircraft Services OCM owns an aircraft for business purposes. Howard Marks, the Company’s Co-Chairman, may use this aircraft for personal travel and will reimburse OCM to the extent his use of the aircraft for personal travel exceeds a certain threshold pursuant to an Oaktree policy and benefit. Oaktree also provides certain senior executives a personal travel allowance for private aircraft usage up to a certain threshold pursuant to the same Oaktree policy. Additionally, Oaktree occasionally makes use of an aircraft owned by one of its senior executives for business purposes at a price to Oaktree that is based on market rates. Special Allocations Certain senior executives receive special allocations based on a percentage of profits of the Oaktree Operating Group. These special allocations, which are recorded as compensation expense, are made on a current basis for so long as they remain senior executives of the Company, with limited exceptions. Administrative Services As of October 1, 2019, OCM provides certain administrative and other services relating to the operations of BOH’s business pursuant to a Services Agreement between BOH and OCM (as amended from time to time, the “Services Agreement”). On an annual basis, BOH will reimburse OCM $1 million of the costs incurred for providing these administrative services. This reimbursement is payable quarterly, in equal installments, and relates to BOH’s allocable portion of 47 overhead and other expenses (facilities and personnel) incurred by OCM in performing its obligations under the Services Agreement. This amount includes BOH’s allocable portion of (i) the rent of BOH’s principal executive offices (which are located in a building owned by an affiliate of Brookfield) at market rates and (ii) the costs of compensation and related expenses of various personnel at Oaktree that perform duties for BOH. The Services Agreement may be terminated by either party without penalty upon 90 days’ written notice to the other. For each of the years ended December 31, 2025, 2024 and 2023, OCM earned administrative services income of $1 million. Leases The Company leases certain office space from affiliates of Brookfield. Rent expense associated with these leases was $3 million, $5 million and $5 million for the years ended December 31, 2025, 2024 and 2023, respectively. Future lease obligations associated with these leases are $7 million for the remaining lease commitments through 2027. Subordinated Credit Facility On May 19, 2020, Oaktree entered into a credit agreement with a subsidiary of BN that provides for a subordinated credit facility maturing on May 19, 2023. The subordinated credit facility has a revolving loan commitment of $250 million and borrowings generally bear interest at a spread to either LIBOR or an alternative base rate. Borrowings on the subordinated credit facility are subordinate to the outstanding debt obligations and borrowings on the primary credit facility as detailed in note 9. Oaktree Operating Group members as co-borrowers are jointly and severally liable for outstanding borrowings on the subordinated credit facility. In March 2022, this credit facility was amended to extend the revolving credit maturity date from May 19, 2023 to September 14, 2026. On October 6, 2023, an amendment was signed to further extend the maturity date to October 6, 2028 and update the interest rate to SOFR plus 1.6% or an alternative base rate plus 0.5%. The amendment also provided that the maturity date will automatically extend annually in one-year increments until the lenders notify the borrowers of their intention to terminate the subordinated credit facility. No amounts were outstanding on the subordinated credit facility as of December 31, 2025 and 2024. Brookfield Oaktree Wealth Solutions Effective in April 2021, the Company and BAM formed a strategic partnership, Brookfield Oaktree Wealth Solutions (“BOWS’), to enhance both firms’ ability to raise capital through North American financial intermediaries such as brokerage firms, banks and registered investment advisors. The Company reimburses BOWS for their share of expenses on a quarterly basis. For the years ended December 31, 2025 and 2024, respectively, the Company recorded $35 million and $20 million related to these reimbursements, which were included in general and administrative expense in the combined and consolidated statements of operations. As of December 31, 2025 and 2024, respectively, the Company recorded $0 and $2 million in due to affiliates on the combined and consolidated statements of financial condition. Management Fees The Company recorded management fees from affiliates of Brookfield of $10 million, $14 million and $11 million for the years ended December 31, 2025, 2024 and 2023, respectively. Deposit Agreement with Brookfield Corporation On May 1, 2023, BN and OCM, Oaktree Capital I, Oaktree Capital II, OCM Cayman, Oaktree AIF and Oaktree Investment Holdings, L.P. (collectively, the “Oaktree Depositors”) entered into a deposit agreement under which each of the Oaktree Depositors has the ability to place up to $750 million in the aggregate at any time on deposit with BN. This deposit arrangement is set up to facilitate a more efficient use of cash across Brookfield and provides Oaktree with the option to deposit excess operational cash. Oaktree can deposit cash from time to time, subject to the aggregate limits, and can withdraw deposited funds on two business days’ notice. Each deposit will earn interest on the outstanding principal amount at an agreed rate. There is no set maturity on any deposit balance. As of December 31, 2025 and 2024, the Company had $250 million and no amounts, respectively, on deposit with BN. For the years ended December 31, 2025 and 2024, the Company generated $5 million and $1 million interest income, respectively, on an average deposit balance of $117 million and $16 million, respectively, which were included in interest and dividend income. 48

16. SUBSEQUENT EVENTS In connection with the issuance of the combined and consolidated financial statements, the Company evaluated subsequent events through March 2, 2026, the date the combined and consolidated financial statements were available to be issued, and noted the following item: Oaktree/ Brookfield Transaction Brookfield has announced a proposed transaction to acquire the remaining common equity interests in the Oaktree business that it does not already own. We expect this transaction to close in the first half of 2026, subject to regulatory approvals and customary closing conditions. 49